Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re: MILACRON INC., a Delaware corporation, et al.[1] Debtors.	Chapter 11 Case Nos. 09-11235, 09-11236, 09-11237, 09-11238, 09-11239, 09-11241, and 09-11244 Jointly Administered (09-11235) Honorable J. Vincent Aug, Jr.

DEBTORS' MOTION FOR AN ORDER UNDER
11 U.S.C. §§ 105(A), 363 AND 365 AND RULES 2002, 6004, 6006 AND 9014
OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE:  (A) APPROVING
(I) THE BID PROCEDURES, (II) THE FORM AND MANNER OF SALE NOTICE,
(III) THE FORM AND MANNER OF NOTICES OF THE ASSUMPTION AND
ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND
(IV) THE AMOUNT OF THE BREAK UP FEE, EXPENSE REIMBURSEMENT
AND OTHER BID PROTECTIONS; AND (B) SCHEDULING SALE HEARING

The above-captioned debtors and debtors-in-possession (collectively, the "Debtors" or the "Company"), by and through their undersigned counsel, hereby move for the entry of an order (A) approving (i) the Debtors’ proposed bid procedures (the "Bid Procedures")2, (ii) the payment of the Break Up Fee, Expense Reimbursement (each as defined below) and other bid protections,

________________________

1.

The Debtors in these chapter 11 cases, along with the last four digits of each debtor's federal tax identification number, are: Milacron Inc. (2125); Cimcool Industrial Products, Inc. (1002); Milacron Marketing Company (0580); Milacron Plastics Technology Group (1007);D-M-E Company Inc. (3086); Milacron Canada Limited (7230); and Milacron Capital Holdings B.V. (7203).  The corporate headquarters address of these Debtors is: 4165 Half Acre Road, Batavia, Ohio  45103.   As a result of an organizational restructuring during the fourth quarter of 2008, the following entities have been merged or consolidated as follows: Nickerson Machinery Chicago Inc. (IL), Northern Supply Company, Inc. (MN), Pliers International Inc. (DE), D-M-E Manufacturing Inc. (DE), D-M-E U.S.A. Inc. (MI) have each consolidated into D-M-E Company (DE); Oak International, Inc. (MI) and Milacron Industrial Products, Inc. (MI) were each consolidated into Cimcool Industrial Products Inc. (DE); Uniloy Milacron U.S.A. Inc. (MI) merged into Milacron Plastics Technologies Group Inc. (DE); Milacron International Marketing Company (DE) and Uniloy Milacron Inc. (DE) each merged into Milacron Marketing Company (OH); and D-M-E of Canada Limited., 450500 Ontario Limited (Canada), Ontario Heater & Supply Company 528650, Rite-Tek 2913607, and Progress Precision Inc. were each amalgamated with Milacron Canada Ltd. as the surviving entity.

2.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bid Procedures.

(iii) the form and manner of notice of (a) the sale of substantially all of the Debtors’ assets (the "Milacron Assets") free and clear of all liens, claims, interests and encumbrances (the "Sale"), (b) the auction of the Milacron Assets (the "Auction"), if any, and (c) the Sale Hearing, and (iv) the form and manner of notice of the proposed assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Contracts and Leases") and the cure amounts associated therewith; and (B) scheduling a hearing (the "Sale Hearing") to approve (i) the Sale and (ii) the assumption and assignment by the Debtors of the Assumed Contracts and Leases (this "Motion").  In support of this Motion, the Debtors respectfully represent as follows:

JURISDICTION

1.

This Court has jurisdiction over this Motion under 28 U.S.C. §§ 157 and 1334.  This matter is a core proceeding within the meaning of 28 U.S.C. §§ 157(b)(2).  Venue of this proceeding and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

2.

The statutory predicates for the relief requested herein are §§ 105(a), 363(b) and (f), 365, 503 and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code"), and by Rules 2002, 6004, 6006, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

BACKGROUND

3.

The Debtors commenced these cases by the filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code on March 10, 2009 (the "Commencement Date").  Pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors are operating their businesses and managing their affairs as debtors in possession.  On March 16, 2009, the Official Committee of Unsecured Creditors (the "Creditors' Committee") was appointed (Doc. No. 111).

(a) The Debtors' Business

4.

Milacron Inc., through its direct and indirect subsidiaries and affiliates around the world (collectively, "Milacron"), is a major solutions provider to the plastics-processing industries and a leading supplier of premium industrial fluids to the metalworking industries.  Milacron delivers advanced technology and superior aftermarket service with a focus on the success of its customers worldwide.  Milacron's customer base is diversified with plastics customers in industries as wide-ranging as automotive, consumer goods, housewares, building materials, packaging, medical, and electronics.  Fluid customers include the automotive, industrial components and machinery, aerospace, appliances, HVAC, oil and primary metals, and off-road equipment industries.

5.

Milacron's annual net sales for 2008 were approximately $788 million worldwide.  Of this amount, the Debtors' net sales were approximately $468 million or 59%.  The business structure is divided into two primary business lines:  plastics technologies, which includes machinery and mold technologies, and industrial fluids.

6.

Plastics Technologies:  Milacron is one of the world's broadest-line suppliers of machinery, mold bases and related tooling and supplies to plastics processing industries.  The Company's extensive applications engineering expertise and comprehensive aftermarket service and support differentiate it from its competitors.  It provides injection molding machinery and systems, parts and services as well as blow molding and extrusion systems, parts, molds and services through its North American, European and Asian subsidiaries.  Milacron also provides mold technologies, products that include mold bases, hot runner systems and related components, tooling and services worldwide as well as maintenance, repair and operating supplies for the plastics industry.  The Debtors operate nine plastics production facilities throughout Ohio, Michigan, Pennsylvania, Kansas and Canada.

7.

Industrial Fluids:  Milacron's industrial fluids segment provides metalworking industries worldwide with a variety of coolants, lubricants, forming fluids, process cleaners and corrosion inhibitors used in the shaping of metal products.  Milacron is able to provide value to its customers by helping them maintain the safety and effectiveness of their fluids and by offering them expertise in fluid/operation synergies to optimize their metalworking processes.  Fluid optimization can provide customers with significant productivity gains and cost savings.  The Debtors' industrial fluids operations are based in Cincinnati and Michigan.

(b) Long Term Debt Structure

Asset Based Revolving Facility

8.

On December 19, 2006, Milacron and its U.S. subsidiaries, including Debtors Milacron Plastics, D-M-E, Cimcool and Milacron Marketing (collectively, the "Borrowers") entered into that certain Credit Agreement with General Electric Capital Corporation ("GE Capital") as administrative agent, and the lenders from time to time parties thereto (the "Revolver Lenders") (as amended, supplemented, or otherwise modified as of the Commencement Date, the "Revolver Credit Agreement" and together with all other agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith, the "Revolving Financing Documents").  Debtors Milacron Capital Holdings B.V. ("MCH B.V.") and Milacron Canada Limited ("Milacron Canada")  are guarantors of the Borrowers' obligations under the Revolver Credit Agreement.  The Revolver Credit Agreement sets forth the terms and conditions of a five-year asset-based revolving loan facility (the "Revolver Facility"), wherein the lenders thereto agreed to lend to the Borrowers up to a maximum $105 million, subject to certain minimum availability thresholds, as described below.

9.

The security underlying the Revolver Facility consists of a first priority security interest, subject to permitted liens, in, among other things, U.S. and Canadian accounts receivable, cash and cash equivalents, inventory, and, in the U.S., certain related rights under contracts, licenses and other general intangibles, subject to certain exceptions.  The Revolver Facility is also secured by a second priority security interest on the assets that secure the 11½ % Senior Secured Notes due 2011 (as discussed below) on a first priority basis, and a pledge of 100% of Milacron's stock in the U.S. Subsidiary Debtors, 65% of Milacron's stock in Debtor MCH B.V., and 65% of Milacron Marketing Company's stock in Milacron Canada, Uniloy Milacron Machinery-Mexico, S.A. de C.V., and Uniloy Milacron Services-Mexico, S.A. de C.V.

10.

The availability of funds under the Revolver Facility is generally limited to a borrowing base formula equal to specified percentages of eligible U.S. and Canadian accounts receivable and U.S. inventory, as well as permitted overadvances.  The funding is subject to other conditions to borrowing and limitations.  The Revolver Facility has a stated maturity of December 19, 2011.

11.

The terms of the Revolver Facility impose a daily cash "sweep" on cash received in the Debtors' U.S. bank accounts from collections of accounts receivable.  This daily sweep is automatically applied to pay down any outstanding borrowings under the Revolver Facility.  The administrative agent is authorized, at its option and at any time, to impose an additional sweep upon the cash received in Milacron Canada's bank accounts from collections of accounts receivable.  As a result of the sweep of all cash from accounts receivable, the Debtors rely on borrowings under the Asset Based Facility as their primary source of cash for use in their North American operations.

12.

As of the Commencement Date, the Debtors had outstanding obligations under the Revolver Facility of approximately $37.2 million plus outstanding letters of credit of $7.5 million.  On March 6, 2009, the Revolver Facility was amended pursuant to the First Amendment to Revolver Credit

Agreement (the "Revolver Credit Agreement Amendment"), under which the Revolver Lenders agreed, among other things, to a release of reserves under the Revolver Facility that had the effect of increasing the Company's borrowing thereunder in exchange for an interest rate adjustment and certain other changes.  The First Amendment to Revolver Credit Agreement provided for the forbearance from the exercise of any enforcement rights or remedies against MCH B.V.

Senior Secured Notes

13.

On March 26, 2004, Milacron Escrow Corporation, which was merged with and into Debtor Milacron on June 10, 2004, issued face value of $225 million in 11½% Senior Secured Notes Due 2011 (the "Senior Secured Notes" and any holder thereof, a "Noteholder"), pursuant to that certain indenture (the "Indenture" and collectively with all documents related thereto, the "Secured Notes Documents"), with U.S. Bank National Association as the indenture trustee (the "Indenture Trustee").

14.

Pursuant to the terms of an Inter-Creditor Agreement entered into by and between the Indenture Trustee and JP Morgan Chase Bank as the former agent under the Revolver Facility and the Supplement to Intercreditor Agreement entered into by GE Capital as the replacement agent under the Revolver Facility, the Senior Secured Notes are secured by a first priority security interest in the U.S. and Canadian Debtors' assets other than those securing the Revolver Facility on a first priority basis, and a second priority security interest in all of the assets securing the company's Revolver Facility on a first priority basis.  Milacron also pledged 100% of Milacron's stock in the U.S. Subsidiary Debtors, 65% of Milacron's stock in Debtor MCH B.V., and 65% of Milacron Marketing Company's stock in Milacron Canada, Uniloy Milacron Machinery-Mexico, S.A. de C.V., and Uniloy Milacron Services-Mexico, S.A. de C.V., which pledges have priority over the pledge of said stock in favor of GE Capital.  In addition to the security, the Senior Secured Notes were guaranteed on a senior secured basis by each of the U.S. and Canadian Debtors and on a senior unsecured basis by MCH B.V.

15.

As of December 31, 2008, the Debtors had obligations of principal and interest on the Senior Secured Notes of $222,716,163.

Other Debt Obligations

16.

In addition to the Revolver  Facility and the Senior Secured Notes, the Debtors' only other debt obligation is a capital lease for their manufacturing and headquarters facility in Afton, Ohio.  The aggregated amount outstanding under the capital lease was $4.8 million as of December 31, 2008, and principal payments of $1.6 million are payable in 2009.

17.

Certain of Milacron's European subsidiaries and other joint ventures organized outside of the United States have additional short and long term obligations including a five-year, asset based revolving credit program in Europe, various lines of credit and other borrowings and one capital lease.  None of these debt obligations are cross-defaulted with any debt of the Debtors, and none of the Debtors are obligors or guarantors, with the exception of Milacron, Inc. which has executed a guaranty in favor of Locafit; Locafit and Uniloy Milacron SRL are parties to that certain Contratto Di Locazione Fianaizra (Leasing) Immobiliare.

(c) Events Leading to Filing

18.

As with many businesses in the current economic times, the Debtors were negatively impacted by high oil and resin prices in 2007 and 2008, by the shakeout among auto parts molders servicing the U.S. Big Three auto manufacturers, by major reductions in capital expenditures in the manufacturing sector worldwide, as well as the slowdown in residential home building.  As the world economy has slowed and the availability of credit has collapsed, Milacron has been drastically affected.

19.

In recent months, the deterioration in global economic conditions has resulted in a sharp decline in Milacron's sales and orders for its products and services.  The resulting shrink in Milacron's accounts receivables and inventory progressively reduced the borrowing base under the Asset Based Facility, the primary source of cash to fund Milacron's operations, to the point that by the end of February 2009 Milacron faced a severe liquidity crisis.

20.

Facing the potential liquidity crunch, Milacron concluded that a restructuring of its debts and other obligations had become necessary and retained advisors to assist in evaluating possible alternatives.  Milacron began discussions with Avenue Investments, L.P. and certain of its affiliates (collectively, "Avenue") and DDJ Capital Management LLC and certain of its affiliates (collectively, "DDJ" and together with Avenue, the "Initial Sponsors") regarding the Initial Sponsors' interest in providing ongoing financing to the Debtors and/or their interest in participating in a possible restructuring.  Initial Sponsors expressed interest in providing debtor in possession financing to Milacron as a bridge to the execution of an asset purchase agreement and ultimate purchase of substantially all of Milacron's assets.

21.

Following an extensive search for alternative sources of financing and finding little interest in the marketplace, the Debtors engaged in substantial, arms-length negotiations with the Initial Sponsors, which reached the first milestone, with the signing of a Restructuring Support Agreement ("RSA") and DIP Commitment Letter (the "DIP Commitment Letter"), which were each entered into by and between the Debtors and the Initial Sponsors.  The Initial Sponsors collectively hold approximately 78% of Senior Secured Notes.

22.

Concurrently with the negotiations with the Initial Sponsors, the Debtors began discussions with GE Capital regarding GE Capital's interest in providing debtor-in-possession financing.

23.

On March 10, 2009, Milacron and the Initial Sponsors entered into the RSA and the DIP Commitment Letter.  Under the DIP Commitment Letter, the Initial Sponsors have agreed to provide an $80 million debtor in possession superpriority term loan facility (the "DIP Term Loan Facility").  The DIP Term Loan Facility provides $40 million in funds available for business expenses with the other $40 million used to purchase, on a dollar-for-dollar basis, Senior Secured Notes owned by the Initial Sponsors and any other party which may participate in the DIP Term Loan Facility (collectively with the Initial Sponsors, the "DIP Term Loan Lenders").  As described in the Final DIP Order (as defined below), the Initial Sponsors have invited holders of Senior Secured Notes  that were not Initial Sponsors to participate in the DIP Term Loan Facility on a pro rata basis.  Several Noteholders have accepted such invitation (such Noteholders, together with the Initial Sponsors,  the "Sponsors").

24.

In addition to the DIP Term Loan Facility, on March 10, 2009, the Debtors obtained post-petition financing up to the principal amount of $55 million (inclusive of a $15 million sublimit for letters of credit) under which the outstanding obligations due under the Revolver Facility , including existing secured loans and letters of credit were converted into a post-petition superpriority secured loan (the "DIP Revolving Facility" and together with the DIP Term Loan Facility, the "DIP Facilities") from GE Capital, as administrative agent and a lender, GE Capital Financial Inc., as issuing bank, and the other lenders from time to time parties to the DIP Revolving Facility Agreement (collectively, in their lender capacity, the "DIP Revolver Lenders", and together with the DIP Term Loan Lenders, the "DIP Facility Lenders").3

25.

On April 10, 2009, this Court approved the Final Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362 and 364; (II) Authorizing Use of

___________________

3

Notwithstanding any provision to the contrary contained within this Motion or any Order entered with respect to this Motion, in the case of a conflict, the provisions of the DIP Facilities shall govern.

Cash Collateral Pursuant to 11 U.S.C. § 363; (III) Granting Liens and Superpriority Claims; and (IV) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 (the "Final DIP Order").  In the Final DIP Order, this Court found that the Debtors and the DIP Facility Lenders agreed to the following:

(a) the Asset Purchase Agreement (as defined in the DIP Term Loan Facility Agreement) shall be executed on or before April 20, 2009, (b) the Bid Procedures Orders (as defined in the DIP Term Loan Facility Agreement) shall be entered on or before May 14, 2009, (c) pursuant to the Bid Procedures Orders, bids in connection with the sale of all or substantially all of the Debtors’ assets (the "Sale") shall be submitted on or before June 24, 2009 (the "Initial Bid Deadline"), (d) in the event that there is no "qualified bid" submitted pursuant to the terms of the Bid Procedures Orders (other than the bid submitted by the DIP Term Loan Lenders) on or before the Initial Bid Deadline, the hearing to approve the Sale (the "Sale Hearing") shall be held on or before June 26, 2009, and (e) in the event that there is at least one "qualified bid" submitted on or before the Initial Bid Deadline (other than the bid submitted by the DIP Term Loan Lenders) (i) the deadline by which to submit "qualified bids" shall be extended to and including July 13, 2009, (ii) the auction pursuant to the terms of the Bid Procedures Orders shall be held on or before July 17, 2009, and (iii) the Sale Hearing shall be held on or before July 20, 2009 (collectively, the "Milestone Extensions"), in each case, as such dates may be extended by the written consent of the Required Lenders.

26.

On April 20, 2009, the DIP Lenders extended the deadline for executing a purchase agreement until April 27, 2009 (which subsequently was further extended to May 3, 2009), and further agreed that this Motion would be filed by April 24, 2009.  On or before 10 days before the hearing on this Motion, the Debtors will file and serve a purchase agreement (the "Stalking Horse PA") by and among the Debtors and MI 363 Bid LLC ("MB LLC" or the "Stalking Horse Bidder"), an entity controlled by the Sponsors, as contemplated by the RSA and the Final DIP Order.  The Stalking Horse PA contemplates that the Stalking Horse Bidder, subject to Court approval, will acquire substantially all of the Debtors' assets, pursuant to § 363 of the Bankruptcy Code, free and clear of any and all liens, claims, and encumbrances, except as otherwise provided in the Stalking Horse PA.

27.

In connection with the proposed Sale, the Debtors seek approval of certain bidding procedures to be used to solicit the highest and best offer for the Sale.  If one or more qualifying bids are received in accordance with the bidding procedures, the Debtors will conduct the Auction to determine the highest and best offer.  The Debtor's assets would then be sold to the bidder submitting the highest and best offer, subject to Court approval.

RELIEF REQUESTED

28.

By this Motion, the Debtors seek entry of an order (A) approving (i) the Bid Procedures, (ii) the payment of the Break Up Fee, Expense Reimbursement and other bid protections; (iii) the form and manner of notice of the Sale, the Auction, if any, and the Sale Hearing, and (iv) the form and manner of notice of the proposed assumption and assignment of the Assumed Contracts and Leases and the cure amounts associated therewith; and (B) scheduling the Sale Hearing to approve (i) the Sale and (ii) the assumption and assignment by the Debtors of the Assumed Contracts and Leases; and (C) granting related relief.

PRELIMINARY STATEMENT

29.

 The Debtors and the Sponsors have negotiated the Stalking Horse PA whereby the Sponsors will form a new entity, MB LLC, for the purpose of purchasing substantially all of the Debtors' assets pursuant to a sale under § 363 of the Bankruptcy Code.

30.

In order to provide the maximum return to the Debtors' estates and the Debtors' creditors, the Stalking Horse PA and the Sale contemplated thereby is subject to higher and better offers.  To increase the number of parties that may be willing to participate in an auction process in order to purchase the Debtors' businesses, the Debtors and the Stalking Horse Bidder have agreed that other potential bidders may bid on some or all of the Debtors' assets.

I.

BID PROCEDURES

31.

In order to (a) allow any person that wishes to participate in the bidding process (each a "Potential Bidder") the opportunity to submit a bid that is higher and better than the bid set forth in the Stalking Horse PA; (b) ensure that the Debtors have the opportunity to consider all reasonable offers; and (c) select the highest and best of such offers, the Debtors propose the following Bid Procedures as set forth in detail on the attached Exhibit A.

32.

The first phase would require the solicitation of bids from Qualified Bidders for either:  (i) all or substantially all of the property and assets of the Debtors' businesses; or (ii) separate bids from Qualified Bidders for discrete portions of the Debtors' assets.  Assuming the Debtors receive at least one Qualified Bid from a Qualified Bidder, in addition to the Stalking Horse PA from the Stalking Horse Bidder, the second phase would require the Auction of the Milacron Assets.

33.

The Debtors are proposing the Bid Procedures as the procedures most likely to maximize value for the benefit of the Debtors' estates, creditors and other parties in interest. As described below, and more fully in the Bid Procedures, only Qualified Bidders who timely submit a Qualified Bid may be eligible to participate in the Auction.

A.

QUALIFYING BIDDERS

34.

To participate in the bidding process, a Potential Bidder must become a "Qualified Bidder."  As a prerequisite to becoming a Qualified Bidder (and, thus, being able to conduct due diligence), a Potential Bidder:

(a)

must deliver to the Debtors:  (i) an executed confidentiality agreement in form and substance acceptable to the Debtors;  (ii) such financial and other information (the "Financial Information") as the Debtors shall reasonably request of such Potential Bidder; and (iii) a written non-binding indication of whether such Potential Bidder is interested in purchasing substantially all of the Milacron Assets or a specified portion of the Milacron Assets (collectively the "Participation Documentation"); and

(b)

must be financially able, as determined by the Debtors' business judgment, to consummate the purchase of the Milacron Assets specified in its expression of interest in a time frame consistent with the Stalking Horse PA; provided, however, that the Debtors shall determine that a Potential Bidder that has expressed interest in purchasing only a portion of the Milacron Assets is not a Qualified Bidder if, in their business judgment, the pursuit of a separate sale of such portion would not, under the circumstances, further the objective of selling substantially all of the Milacron Assets for the highest overall value to the Debtors’ estate in such a time frame

35.

The Stalking Horse Bidder is deemed to be a Qualified Bidder and the Stalking Horse PA constitutes a Qualified Bid for all purposes.

36.

Due Diligence:  The Debtors shall afford to any Qualified Bidder the time and opportunity to conduct reasonable due diligence, subject to parameters that the Debtors, in consultation with their advisors, deem appropriate for certain strategic bidders.  The due diligence period shall extend through and include the applicable bid deadline.  The Debtors request that neither they nor their representatives be obligated to furnish any due diligence information after the applicable bid deadline.

B.

BID REQUIREMENTS AND AUCTION PROCESS

37.

Once Potential Bidders are determined to be Qualified Bidders, they shall be entitled to participate in the bidding and auction process.  The Bid Procedures provide in relevant part as follows:

1.

Bid Procedures; Summary of Timetable, Clarifications

A.

The Bid Procedures have been approved by the U.S. Bankruptcy Court presiding over the U.S. Cases, by order dated May 14, 2009 (docket no. [_]), and recognized by the Canadian Court presiding over the Canadian Case, by order dated May [•], 2009 (docket no. [_]) (together, the "Bid Procedures Orders").

B.

Qualified Bidders (as defined below) must deliver all Qualified Bid Documents (as defined below) to the Debtors on or before 5:00 p.m. (Eastern Standard Time) on June 24, 2009 (the "Initial Bid Deadline"); provided that if at least one Qualified Bid (as defined below), other than the Stalking Horse Bidder’s bid (the "Stalking Horse Bid"), is received on or before the Initial Bid Deadline, all Qualified Bidders shall have until 5:00 p.m. (Eastern Standard Time) on July 13, 2009 (the "Bid Deadline") to deliver Qualified Bid Documents to the Debtors.

C.

The auction (the "Auction"), if applicable, for the sale of the Milacron Assets shall be held on July 17, 2009 (the "Auction Date"), as such date may be extended by the Debtors with the prior written consent of the Stalking Horse Bidder.

D.

If no Qualified Bid(s) (other than the Stalking Horse Bid) is received on or before the Initial Bid Deadline, the hearing to approve the sale (the "Sale Hearing") of the Milacron Assets to the Stalking Horse Bidder shall be held on or before June 26, 2009; provided, however, that if an Auction is held in accordance with the terms hereof, and the Stalking Horse Bidder is the Successful Bidder (as defined below), the Sale Hearing shall be held on or before July 20, 2009.  If the Stalking Horse Bidder is not the Successful Bidder at the Auction, the Sale Hearing shall be held on or before July 27, 2009.

2.

Bid Process

The Debtors and their advisors shall determine whether any Person is a Qualified Bidder; provided that each Qualified Bidder must satisfy the criteria set forth in paragraph 3 below.  The Debtors and their advisors shall (i) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (ii) receive offers from Qualified Bidders, and (iii) prior to the Initial Bid Deadline or the Bid Deadline (whichever is applicable), negotiate any offers made to purchase the Milacron Assets (collectively, the "Bid Process").  In the event that a Qualified Bidder is determined, in the business judgment of the Debtors, to be actually or potentially in competition with any Debtor in one or more of the markets for its products or to be strategically situated with respect to any Debtor as an actual or potential customer or supplier or otherwise (in either case, a "Strategic Bidder"), the Debtors will have the right to adopt procedures governing such Strategic Bidder’s due diligence access to the Debtors’ documents, facilities and personnel as are appropriate, in the Debtors’ judgment, to avoid disclosure of competitively sensitive or otherwise proprietary information that could be damaging to the value of the Debtors’ estate.

3.

Qualified Bidders

A.

In order to participate in the Bid Process, a potential bidder (a "Potential Bidder") must deliver to the Debtors:  (i) an executed confidentiality agreement in form and substance acceptable to the Debtors;  (ii) such financial and other information (the "Financial Information") as the Debtors shall reasonably request of such Potential Bidder; and (iii) a written non-binding indication of whether such Potential Bidder is interested in purchasing substantially all of the Milacron Assets or a specified portion of the Milacron Assets (collectively the "Participation Documentation").

B.

A "Qualified Bidder" is a Potential Bidder that has duly submitted its Participation Documentation and which the Debtors, in their business judgment, determine is financially able to consummate the purchase of the Milacron Assets specified in its expression of interest in a time frame consistent with the Stalking Horse PA; provided, however, that the Debtors shall determine that a Potential Bidder that has expressed interest in purchasing only a portion of the Milacron Assets is not a Qualified Bidder if, in their business judgment, the pursuit of a separate sale of such portion would not, under the circumstances, further the objective of selling substantially all of the Milacron Assets for the highest overall value to the Debtors’ estate in such a time frame.  Within five (5) Business Days after the later of (i) receipt of the Participation Documentation or (ii) the entry of orders of the Bankruptcy Courts approving these Bid Procedures, the Debtors shall notify the Potential Bidder whether such Potential Bidder is a Qualified Bidder.  Only Qualified Bidders shall be permitted to conduct reasonable due diligence with respect to the Milacron Assets during the period prior to the Initial Bid Deadline or the Bid Deadline, whichever is applicable.  The Debtors shall promptly notify the Stalking Horse Bidder (on a no-names basis, but on a basis of whether a Potential Bidder is a "financial" bidder or a "strategic" bidder) of the number of Potential Bidders that the Debtors determine to be Qualified Bidders.

C.

The Stalking Horse Bidder shall be deemed to be a Qualified Bidder, and the Stalking Horse Bid, and any subsequent bids made by the Stalking Horse Bidder at the Auction, shall be deemed to be Qualified Bids.

D.

The Debtors shall be entitled to request due diligence from each Qualified Bidder (other than the Stalking Horse Bidder) upon execution of a confidentiality agreement in form and substance reasonably equivalent to the confidentiality agreement referred to in paragraph 3A herein.  Notwithstanding any other provision herein, failure by a Qualified Bidder to fully comply with reasonable due diligence requests and requests for additional information made by the Debtors shall be a basis for the Debtors to revoke such bidder’s status as a Qualified Bidder.

4.

Qualified Bids

A.

In order for a Qualified Bidder (other than the Stalking Horse Bidder) to be permitted to participate in the Auction, such bidder will be required to deliver the following documents (collectively, the "Qualified Bid Documents") to counsel for the Debtors by no later than the Initial Bid Deadline, or the Bid Deadline, as the case may be:

i.  A written offer stating that such Qualified Bidder’s offer is irrevocable through and including the earliest of (x) notice by the Debtors to such Qualified Bidder that such Qualified Bidder’s bid does not constitute a Qualified Bid, (y) if such Qualified Bidder is neither the Runner-Up Bidder nor the Successful Bidder (each as defined below), the day immediately following the

Auction, or (z) if such Qualified Bidder is either the Runner-Up Bidder or the Successful Bidder, upon the earlier to occur of (1) the date of the consummation of the Sale or (2) the date such bidder’s Qualified PA (as defined below) terminates in accordance with its terms; and

ii.

An executed clean copy of a purchase agreement (and related exhibits and completed schedules thereto) (each such agreement (together with such exhibits and schedules) from a Qualified Bidder, a "Qualified PA") and a redline of such Qualified PA marked to show changes against the Stalking Horse PA.  All Qualified PAs must (a) provide a commitment to close as soon as reasonably practicable following the entry of Orders of the Bankruptcy Courts approving the Sale pursuant to such Qualified PA(s), (b) contain a representation and covenant that the Qualified Bidder will make all necessary government filings and pay all fees associated therewith, (c) provide for the payment of cash consideration at closing (net of any holdbacks or adjustments) that is equal to or greater than the sum of (i) an amount of cash equal to the amount outstanding under the DIP Facility on the closing date (or, if and to extent that the lenders under the DIP Facility, in their sole and absolute discretion, agree to the Qualifying Bidder’s assumption of liabilities under the DIP Facility, an assumption of such liabilities as a complete or partial alternative to such cash payment, as the case may be), (ii) $426,000, being the Additional Consideration, (iii) an initial overbid amount of $5.4 million and (iv) the Bid Protection Amount (as defined below) ((i) through (iv) collectively referred to as the "Threshold Amount," where the total Threshold Amount is anticipated to be approximately $147 million), (d) be devoid of any conditions relating to approval by the Bankruptcy Courts of any bid protections, such as a termination fee, expense reimbursement or similar type of payment, (e) if the Qualified Bidder is an entity formed for the purpose of purchasing Milacron Assets, contain a commitment, acceptable to the Debtors in their business judgment, of the equity holder(s) of the Qualified Bidder to be responsible for the Qualified Bidder’s obligations in connection with the purchase of Milacron Assets and (f) contain terms (including the amount of cash consideration and provisions relating to assumption of liabilities and payment of costs and expenses), conditions, representations and warranties, taken as a whole, that, in the Debtors’ business judgment, are no less favorable to the Debtors than the terms, conditions, representations and warranties that are contained in the Stalking Horse PA; provided, that in no event shall any Qualified PA contain any closing conditions not contained in the Stalking Horse PA that, in the Debtors’ business judgment, present a significantly higher risk of non-consummation or delay of the Sale than the Stalking Horse PA, including, without limitation, conditions with respect to acquisition financing and due diligence.

B.

In addition to the foregoing, in order for a bid submitted by a Qualified Bidder to be considered a Qualified Bid hereunder, it must satisfy the following requirements (collectively, the "Qualified Bid Requirements"):

i.  In respect of such bid, a good faith deposit equal to 10% of the proposed cash purchase price (the "Transaction Deposit") shall be wired, in immediately available funds, to a segregated account that is subject to an escrow agreement in a form and substance satisfactory to the Debtors (the "Auction Account") by no later than one (1) Business Day prior to the date of the scheduled Auction.  Except as set forth in paragraph 7B below, the Auction Account shall not be subject to the claims, liens, security interests, or encumbrances of the Debtors’ creditors, including those creditors serving as debtor-in-possession or cash collateral lenders to the Debtors, and funds shall be disbursed from the Auction Account only as follows:  (w) if a Qualified Bidder (other than the Stalking Horse Bidder) becomes the Successful Bidder, its Transaction Deposit (together with any interest accrued thereon) will be used to satisfy the Bid Protection Amount payable to the Stalking Horse Bidder under the Bid Procedures Orders, with the balance, if any, to be applied by the Debtors under the Qualified PA with such Successful Bidder, (x) if such Qualified Bidder is the Runner-Up Bidder, its Transaction Deposit (together with any interest accrued thereon) shall be returned to it upon consummation of the Sale to the Successful Bidder, or if such Runner-Up Bidder ultimately consummates the Sale under its Qualified PA because the Successful Bidder does not or cannot consummate the Sale, the Transaction Deposit (together with any accrued interest thereon) shall be applied in the same manner as (w) above, (y) if such Qualified Bidder is neither the Runner-Up Bidder nor the Successful Bidder, then its Transaction Deposit (together with any accrued interest thereon) shall be returned to it on the first Business Day following the entry of the Sale Orders or (z) if such Qualified Bidder is either the Successful Bidder or the Runner-Up Bidder and its Qualified PA is terminated as a result of its breach thereof, the Transaction Deposit (together with any accrued interest thereon) shall be retained by the Debtors, less any amount required to be paid to the Stalking Horse Bidder under paragraph 7 below.

ii.  Such Qualified Bidder must fully disclose the identity of each entity that will be bidding or otherwise participating in connection with such bid, and the complete terms of any such participation.

iii.  Such Qualified Bidder must acknowledge that:  (w) it had an opportunity to conduct any and all due diligence regarding the Milacron Assets prior to submitting such bid; (x) it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Milacron Assets in making such bid; (y) except for the representations and warranties contained in its Qualified PA, it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Milacron Assets or the completeness of any information provided in connection therewith or the Auction; and (z) its bid is not contingent upon completing due diligence, financing or subject to 4(a)(ii) above, any condition not contained in the Stalking Horse PA.

iv.  Such Qualified Bidder must provide written evidence acceptable to the Debtors, in their business judgment, of such Qualified Bidder’s financial ability to (x) consummate the transactions contemplated by its Qualified PA (including, without limitation, any debt or equity financing commitment) and (y) provide adequate assurance of future performance with respect to any executory contracts or unexpired leases it is seeking to have assumed by the Debtors and assigned to it under its Qualified PA.

C.

A bid received from a Qualified Bidder that includes all of the Qualified Bid Documents and satisfies all of the Qualified Bid Requirements is a "Qualified Bid."  The Debtors may, in their business judgment, consider separate bids from Qualified Bidders for discrete portions of the Milacron Assets as a single Qualified Bid and their respective bid documents as Qualified Bid Documents if, in the Debtors’ business judgment, such separate bids and bid documents, taken together, would (x) constitute Qualified Bid Documents, (y) satisfy all of the Qualified Bid Requirements and (z) not present an unreasonable risk of non-consummation of the separate transactions comprising such single Qualified Bid.  To the extent the Debtors receive more than one Qualified Bid (including the Stalking Horse Bid), the Debtors shall, in their business judgment, determine which Qualified Bid constitutes the highest and best offer (the "Auction Starting Bid").  A Qualified Bid for less than substantially all of the Milacron Assets shall not be precluded from being considered by the Debtors, in their business judgment, as the highest and best offer; provided that the recovery to the Sponsors (in respect of amounts owed to them under the Senior Secured Notes and DIP Facility) in connection with such bid would be no less than the recovery under the Stalking Horse Bid.

D.

The Debtors shall reject any bid that the Debtors determine:  (i) is inadequate or insufficient; (ii) does not conform with the requirements of applicable bankruptcy laws or these Bid Procedures; or (iii) is contrary to the best interests of the Debtors, their estates and their creditors.

E.

The Debtors shall provide the Stalking Horse Bidder with all documentation related to any Qualified Bid (other than the Stalking Horse Bid), other than due diligence materials that are subject to a confidentiality agreement referred to in paragraph 3D above, by no later than three (3) Business Days prior to the date of the Auction, if any.

F.

If no Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline, no Auction will be held and, in such case, the Debtors shall seek immediate approval of the Stalking Horse PA at the Sale Hearing.

5.

Auction

A.

If at least one Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline, the Debtors shall conduct an Auction at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Suite 1900, Cincinnati, OH 45202 at 10:00 a.m. (Eastern Standard Time) on or about the Auction Date.

B.

Only the Debtors, Qualified Bidders that had submitted Qualified Bids on or before the Bid Deadline (including, without limitation, the Stalking Horse Bidder, the "Participating Qualified Bidders"), a representative from The Office of the United States Trustee for the Southern District of Ohio (the "UST"), the Indenture Trustee and the Creditors’ Committee, in each case with their respective advisors, will be entitled to attend, participate and be heard at the Auction.  Only Participating Qualified Bidders will be entitled to make subsequent Qualified Bids at the Auction.

C.

During the Auction, bidding will begin at the purchase price stated in the Auction Starting Bid, and the first bid thereafter shall be at least $1 million higher than the Auction Starting Bid (the "Minimum Bidding Increment").  All subsequent bids will be made at least in Minimum Bidding Increments.

D.

Any Participating Qualified Bidder shall be entitled to credit bid secured claims against the Debtors arising under the Senior Secured Notes beneficially owned by such bidder, and the value of any such credit bid shall be equal to the par value (plus accrued and unpaid interest as of the Petition Date) of such Senior Secured Notes; provided, however, that if the bidding exceeds the par value of all outstanding Senior Secured Notes, any holder of Senior Secured Notes that is a Participating Qualified Bidder shall be entitled to credit bid the accrued and unpaid interest (at the default rate) of such notes through the date of the Auction.  Notwithstanding the foregoing, the amount by which a Participating Qualified Bidder’s bid exceeds the Threshold Amount  (the "Overbid Amount") may include a credit bid of such secured claims only if, for every $1.00 that is credit bid, there is also bid, as part of the Overbid Amount, cash or other consideration (the "Incremental Noteholder Amount") such that the Incremental Noteholder Amount shall be a percentage of the sum of the Incremental Noteholder Amount plus the amount of such credit bid that is equal to the percentage of the total amount of then outstanding Senior Secured Notes held by entities other than such Participating Qualified Bidder (including the holders of such Participating Qualified Bidder’s equity).4  The Non-Participating Noteholder Amount will, if such Participating Qualified Bidder is the Successful Bidder, be paid to the Indenture Trustee for the benefit of holders of the Senior Secured Notes other than such Participating Qualified Bidder.  For greater certainty, with respect to the Stalking Horse Bid, any Additional Consideration paid under the Stalking Horse PA shall be included in the calculation of Incremental Noteholder Amount.

______________________

4

For example, if a Participating Qualified Bidder owning 95% of the Senior Secured Notes credit bids $9.5 million of Senior Secured Note claims as part of an Overbid Amount, it shall also bid an Incremental Noteholder Amount of $500,000.

In addition to the foregoing, the Stalking Horse Bidder shall (i) be entitled to credit bid the Bid Protection Amount and shall be entitled to full credit therefor against any subsequent bids made by it at the Auction and (ii) have the right, but not the obligation, to match any final bid made at the Auction.

E.

As soon as practicable after the conclusion of the Auction, the Debtors shall (i) review each Qualified Bid on the basis of the financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and (ii) identify the overall highest and best offers for Milacron Assets (the highest and best bid shall be referred to as, the "Successful Bid" and the bidder making such bid, the "Successful Bidder" and the second highest and best bid shall be referred to as, the "Runner-Up Bid", and the bidder making such bid, the "Runner-Up Bidder").  The Debtors shall present the Successful Bid and the Runner-Up Bid to the Bankruptcy Courts for approval.  Unless otherwise agreed to by the Stalking Horse Bidder, the Debtors shall not be entitled to appoint the Stalking Horse Bidder as a Runner-Up Bidder.  For greater certainty, if the Stalking Horse Bidder is not the Successful Bidder, it shall be entitled to payment of the Bid Protection Amount on the terms set forth in the Stalking Horse PA, and shall have no further obligation to consummate the Sale.

6.

Approval and Closing of the Sale

The Debtors will be deemed to have accepted and to be legally bound by a Qualified Bid only when such Qualified Bid has been approved by the U.S. Bankruptcy Court pursuant to the U.S. Sale Order.

II.

BID PROTECTIONS

38.

The Stalking Horse PA contemplates the following bidding protections:

A.

To provide an incentive and to compensate the Stalking Horse Bidder for (x) performing the substantial due diligence with respect to the Milacron Assets and (y) entering into the Stalking Horse PA with the risk that arises from participating in the bidding and sale process, the Debtors have agreed to pay the Stalking Horse Bidder, under the conditions outlined in the Stalking Horse PA, a break up fee (the "Break Up Fee") equal to $4.05 million and to reimburse the Stalking Horse Bidder for up to $2 million of out-of-pocket expenses incurred in connection with the Stalking Horse Bidder’s attempted purchase of the Milacron Assets, including but not limited to, expenses incurred in connection with any consultant hired to evaluate, analyze or model the Debtors’ business or otherwise assist in strategic planning thereof (the "Expense Reimbursement"; together with the Break Up Fee, the "Bid Protection Amount").

B.

The Bid Protection Amount was a material inducement for, and a condition of, the Stalking Horse Bidder’s entry into the Stalking Horse PA.

The Bid Protection Amount shall be (i) paid to the Stalking Horse Bidder under the conditions set forth in the Stalking Horse PA, (ii) secured by a first priority, unprimable security interest in the Transaction Deposits of the Successful Bidder and the Runner-Up Bidder and perfected by language in the Bid Procedures Orders, without need for further action to perfect such security interest, (iii) approved and payment thereof authorized by the Bankruptcy Courts in the Bid Procedures Orders and (iv) deemed to be a superpriority administrative expense of the Debtors’ estates with respect to which the Stalking Horse Bidder has a Superpriority Claim, as  set forth in the Bid Procedures Orders.

39.

The Stalking Horse Bidder is unwilling to commit to hold open its offer to purchase the Milacron Assets under the terms of the Stalking Horse PA unless it is assured payment of the Bid Protection Amount upon termination of the Stalking Horse PA (under the terms and conditions thereof).  Thus, assurance to the Stalking Horse Bidder of payment of the Bid Protection Amount (under the terms and conditions of the Stalking Horse PA) has promoted more competitive bidding by inducing the Stalking Horse Bid, which otherwise would not have been made, and without which bidding would have been limited.  Further, because the Bid Protection Amount induced the Stalking Horse Bidder to research the value of the Milacron Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Stalking Horse Bidder has provided a benefit to the Debtors’ estates by increasing the likelihood that the price at which the Milacron Assets are sold will reflect their true worth.  Finally, absent authorization of the payment of the Bid Protection Amount under the terms and conditions of the Stalking Horse PA, the Debtors may lose the opportunity to obtain the highest and best offer for the Milacron Assets.

40.

It is understood by the Debtors, that in entering into the Stalking Horse PA, the Stalking Horse Bidder has provided a material benefit to the Debtors and their creditors by increasing the likelihood that the best possible price for the Debtors' assets will be received. Accordingly, the Debtors represent that the Bid Protection Amount is an actual and necessary cost and expense of preserving the Debtors’ estates; provides substantial benefit to the Debtors’ estates; is reasonable and appropriate in light of the size and nature of the Sale and the efforts that have been and will be expended by the Stalking Horse Bidder notwithstanding that the proposed Sale is subject to higher and better offers; is the result of an arm’s length, good faith negotiation by the parties; and is necessary to ensure that the Stalking Horse Bidder will continue to pursue its proposed acquisition of the Milacron Assets.

III.

CREDIT BIDDING

41.

In connection with the Sale, any Noteholder may credit bid some or all of their claims on account of Senior Secured Notes (a "Credit Bid").  The Debtors seek the Court's allowance of credit bidding in connection with any Sale to the fullest extent of Bankruptcy Code § 363(k) and as set forth in ¶ 5.D of the Bid Procedures.

IV.

THE STALKING HORSE PA

42.

The Debtors and the Stalking Horse Bidder have been, and continue to be, engaged in extensive arm's-length, good faith negotiations among the parties and their respective advisors.  On or before 10 days before the hearing on this Motion, Debtors will file and serve the executed Stalking Horse PA.

43.

As part of the Stalking Horse PA, the Debtors and the Stalking Horse Bidder intend that certain provisions will become effective upon Court approval of this Motion.  The Debtors seek authority for those certain provisions of the Stalking Horse PA, which will be highlighted when the Stalking Horse PA is distributed ten days before the hearing on this Motion.  In general, the provisions relate to, among other things, assumption of assigned contracts, certain covenants related to the operation of the business and access to information, notice rights, certain covenants related to bankruptcy matters, termination rights, and payment of the break-up fee and expense reimbursement.

V.

NOTICE OF AUCTION AND SALE HEARING

44.

A proposed order approving this Motion (the "Bid Procedures Order") is attached hereto as Exhibit B.  Not later than five (5) business days after entry of the Bid Procedures Order, the Debtors will serve a copy of this Motion, the Stalking Horse PA, the proposed sale order (a copy of which will be an exhibit to the Stalking Horse PA), the Bid Procedures, a copy of the Bid Procedures Order and the notice of auction and sale hearing (the "Sale Notice") (Exhibit C to this Motion, a copy of which will be provided 10 days before the Bid Procedures hearing), by first-class mail to: (i) all parties on the Special Notice List established in these chapter 11 cases pursuant to the Administrative Order Establishing Certain Special Notice, Scheduling and Case Management Procedures Pursuant to Rules 2002 and 9007 of the Bankruptcy Rules (Docket no. 54); (ii) all Potential Bidders known to the Debtors; (iii) all creditors; (iv) all equity security holders; and (v) all counterparties to executory contracts or unexpired leases; provided that if the Debtors receive at least one Qualified Bid on or prior to the Initial Bid Deadline in accordance with the terms of the Bid Procedures, the Debtors (or their agents) shall serve a subsequent sale notice (the "Subsequent Sale Notice") (Exhibit D to this motion, a copy of which will be provided 10 days before the Bid Procedures Hearing) on or before July 1, 2009.

45.

Not later than ten (10) business days after entry of the Bid Procedures Order, the Debtors shall cause the Sale Notice to be published once in the National Edition of The Wall Street Journal pursuant to Rule 2002(1) of the Bankruptcy Rules (Exhibit E to this Motion, a copy of which will be provided 10 days before the Bid Procedures Hearing), and in such other publications as the Debtors and its advisors determine will promote the marketing of the proposed Sale.  In the Debtors' judgment, this publication process is likely to reach the widest possible audience of purchasers who may not otherwise have notice of the Auction or proposed Sale.  The Debtors believe such notice is good and proper notice to interested parties, including those whose identities are unknown to the Debtors.

46.

Any objections to the Sale shall be filed and served by no later than 4:00 p.m. on June 16, 2009 on:  (a) Dinsmore and Shohl, LLP, 255 East Fifth Street, Suite 1900, Cincinnati, Ohio  45202 (Attn: Kim Martin Lewis, Esq., Tim J. Robinson, Esq. and Patrick D. Burns, Esq.), counsel to the Debtors; (b) Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY  10022 (Attn:  Michael H. Torkin, Esq. and Solomon J. Noh, Esq.), counsel to the DIP Term Loan Lenders; (c) Squire, Sanders & Dempsey LLP, 221 East Fourth Street, Suite 2900, Cincinnati, Ohio  45202 (Attn:  P. Casey Coston, Esq.), local counsel to the DIP Term Loan Lenders; (d) Paul Hastings Janofsky & Walker, LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308 (Attn:  Jesse H. Austin, III, Esq. and Susan M. Brake, Esq.), counsel to the DIP Revolver Agent and Revolver Agent; (e) Office of the United States Trustee for the Southern District of Ohio, Western Division, 36 East Seventh Street, Suite 2030, Cincinnati, Ohio 45202; (f) Taft Stettinius & Hollister LLP, 425 Walnut Street, Suite 1800, Cincinnati, Ohio  45202 (Attn:  Timothy J. Hurley, Esq.), counsel to the Creditors’ Committee; and (g) Pension Benefit Guaranty Corporation, Office of the Chief Counsel, 1200 K Street, N.W., Suite 340, Washington, D.C. 20005 (Attn:  Lawrence F. Landgraff, Esq.)

VI.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

47.

To facilitate and effect the Sale, the Debtors will be required to assume and assign to the Prevailing Purchaser the Assumed Contracts and Leases.

48.

No later than fifteen (15) days prior to the Sale Hearing, the Prevailing Purchaser will provide the Debtors with a list of executory contracts and unexpired leases that may be Assumed Contracts and Leases, except as otherwise already known to the Debtors pursuant to the Stalking Horse PA or otherwise.

49.

No later than ten (10) days prior to the Sale Hearing, the Debtors shall cause notice to be provided to all counterparties to executory contracts and unexpired leases that may be Assumed Contracts and Leases (the "Assumption and Cure Notice") (Exhibit F to this Motion, a copy of which will be provided 10 days before the Bid Procedures Hearing).

50.

The Assumption and Cure Notice shall, among other things,  provide the counterparties to the possible Assumed Contracts and Leases notice of the amount that the Debtors believe must be cured upon the assumption and assignment as required by § 365 of the Bankruptcy Code (the "Cure Amount").

51.

The proposed form and manner of the Assumption and Cure Notice is reasonably calculated to provide all interested parties with timely and proper notice of (i) the title of the contract or lease to be assumed, (ii) the name of the counterparty to such contract or lease, (iii) any applicable cure amounts, (iv) the identity of the assignee, (v) with respect to a lease, the assignee’s proposed use of the premises, (vi) with respect to any contract or lease, information from the proposed assignee providing the counterparty to such contract or lease with adequate assurance of future performance as required by section 365(b) of the Bankruptcy Code, (vii) the proposed form of order approving the assumption and assignment of such contract or lease and (viii) the deadline by which the counterparty to such contract or lease must object, and no other or further notice is required in connection therewith.

52.

Except as may otherwise be provided in the Stalking Horse PA or as otherwise agreed to by the parties to an Assumed Contract or Lease (with the consent of the Prevailing Purchaser), on the effective date, the Prevailing Purchaser shall pay the Cure Amounts in cash.  In the event of a dispute regarding the Cure Amount, any payments required, following entry of a final order resolving such dispute, shall be made as soon as practicable thereafter.

53.

Objections, if any, to the proposed assumption and assignment of the Assumed Contracts and Leases, including, but not limited to, objections relating to the Cure Amount and/or adequate assurances of future performance, must (a) be in writing; (b) state with specificity the nature of such objection and the alleged Cure Amount (with appropriate documentation in support thereof); (c) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of this Court; and (d) be filed with the Court and served upon (so as to be received by) the following parties no later than 4:00 p.m. on June 16, 2009:  (a) Dinsmore and Shohl, LLP, 255 East Fifth Street, Suite 1900, Cincinnati, Ohio  45202 (Attn: Kim Martin Lewis, Esq., Tim J. Robinson, Esq. and Patrick D. Burns, Esq.), counsel to the Debtors; (b) Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY  10022 (Attn:  Michael H. Torkin, Esq. and Solomon J. Noh, Esq.), counsel to the DIP Term Loan Lenders; (c) Squire, Sanders & Dempsey LLP, 221 East Fourth Street, Suite 2900, Cincinnati, Ohio  45202 (Attn:  P. Casey Coston, Esq.), local counsel to the DIP Term Loan Lenders; (d) Paul Hastings Janofsky & Walker, LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308 (Attn:  Jesse H. Austin, III, Esq. and Susan M. Brake, Esq.), counsel to the DIP Revolver Agent and Revolver Agent; (e) Office of the United States Trustee for the Southern District of Ohio, Western Division, 36 East Seventh Street, Suite 2030, Cincinnati, Ohio 45202; (f) Taft Stettinius & Hollister LLP, 425 Walnut Street, Suite 1800, Cincinnati, Ohio  45202 (Attn:  Timothy J. Hurley, Esq.), counsel to the Creditors’ Committee; and (g) Pension Benefit Guaranty Corporation, Office of the Chief Counsel, 1200 K Street, N.W., Suite 340, Washington, D.C. 20005 (Attn:  Lawrence F. Landgraff, Esq.)

54.

Any non-Debtor party to an Assumed Contract or Lease failing to timely file an objection to the Cure Amounts as set forth in the Assumption and Cure Notice or the proposed assumption and assignment of such contract or lease shall be forever barred from objecting to the Cure Amounts and from asserting any additional cure or other amounts against the Debtors, their estates, or the Prevailing Purchaser with respect to such party's executory contract(s) or unexpired lease(s) and will be deemed to consent to the Sale and the proposed assumption and assignment of its executory contract(s) or unexpired lease(s).

55.

When a party to a possible Assumed Contract or Lease files a timely objection asserting a higher cure amount than the Cure Amount, and the parties are unable to consensually resolve the dispute prior to the Sale Hearing, the amount to be paid under § 365 of the Bankruptcy Code with respect to such objection will be determined at the Sale Hearing or such other date and time as may be fixed by the Court.

56.

All other objections to the proposed assumption and assignment of the Assumed Contracts and Leases shall be heard at the Sale Hearing.

57.

Except as otherwise provided in the Stalking Horse PA, after the resolution by the Court of any disputes raised by counterparties to proposed Assumed Contracts and Leases, the Prevailing Purchaser will have ten (10) days to determine whether that executory contract or unexpired lease will remain on its list of Assumed Contracts and Leases.

BASIS FOR RELIEF REQUESTED

A.

BID PROCEDURES AND BIDDING PROTECTIONS

(i)

The Bid Procedures are Fair and are Designed to Maximize the Value Received for the Assets.

58.

The Bid Procedures proposed herein are designed to maximize the value received for the Debtors' businesses by facilitating a competitive bidding process in which all Qualified Bidders are encouraged to participate and submit competing bids. The Bid Procedures provide Qualified Bidders with sufficient notice and an opportunity to acquire the information necessary to submit a timely and informed bid.  At the same time, the Bid Procedures provide the Debtors with the opportunity to consider all competing offers and to select the highest and best offer for the completion of the Sale. Moreover, entering into the Stalking Horse PA with the Purchaser ensures fair value by setting a minimum purchase price and testing the price in the marketplace, while at the same time providing the best process to ensure maximum return to the Debtors' estates and creditors. Accordingly, the Debtors and all parties in interest can be assured that the consideration paid for the Debtors' assets will be fair, reasonable, and in the best interest of the Debtors' estates and creditors, and there are sound business reasons to approve the Bid Procedures.

(ii)

The Bidding Protections are Reasonable and Appropriate.

59.

Approval of the Bidding Protections is governed by standards for determining the appropriateness of Bidding Protections in the bankruptcy context, as established by the Third Circuit in Calpine Corp. v. O'Brien Environmental Energy, Inc. (In re O'Brien Environmental Energy, Inc.), 181 F.3d 527 (3d Cir. 1999) (hereinafter, "O'Brien"). In O'Brien, the Third Circuit concluded that "the determination whether Break Up Fees or expenses are allowable under § 503(b) must be made in reference to general administrative expense jurisprudence.  In other words, the allowability of Break Up Fees. . . Depends upon the requesting party's ability to show that the fees were actually necessary to preserve the value of the estate."  O'Brien, 181 F.3d at 535.

60.

The Sixth Circuit has used a two-part test to determine whether a claim is entitled to status as a general administrative expense.  First, the claim must arise from a transaction with the bankruptcy estate.  Second, it must directly and substantially benefit the estate.  Pension Benefit Guaranty Corp. v. Sunarhauserman, Inc. (In re Sunarhauserman, Inc.), 126 F.3d 811, 816 (6th Cir. 1997).

61.

The Third Circuit identified at least two instances in which bidding incentives may benefit the estate.  First, a Break Up Fee or expense reimbursement may be necessary to preserve the value of the estate if assurance of the fee "promote[s] more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited." O'Brien, 181 F.3d at 537.  Second:

"If the availability of Break Up Fees and expenses were to induce a bidder to research the value of the Debtor and convert that value to a dollar figure on which other bidders can rely, the bidder may have provided a benefit to the estate by increasing the likelihood that the price at which the Debtor is sold will reflect its true worth."

Id.

62.

In O'brien, the Third Circuit reviewed the nine factors set forth by the lower court as relevant in deciding whether to award a Break Up Fee. Such factors are as follows:

(1)

the presence of self-dealing or manipulation in negotiating the Break Up Fee;

(2)

whether the fee harms, rather than encourages, bidding;

(3)

the reasonableness of the Break Up Fee relative to the purchase price;

(4)

whether the unsuccessful bidder placed the estate property in a "sales configuration mode" to attract other bidders to the auction;

(5)

the ability of the request for a Break Up Fee "to attract or retain a potentially successful bid, establish a bid standard or minimum for other bidders, or attract additional bidders;

(6)

the correlation of the fee to a maximization of value of the Debtor's estate;

(7)

the support of the principal secured creditors and creditors committees of Break Up Fee;

(8)

the benefits of the safeguards to the Debtor's estate; and

(9)

the substantial adverse impact of the Break Up Fee on unsecured creditors, where such creditors are in opposition to the Break Up Fee.

See O'Brien, 181 F.3d at 536.

63.

After considering the reasonableness of bidding incentives, courts have approved a range of Break Up Fees as a percentage of the purchase price as being appropriate under the facts and circumstances of the case.  See In re Chi-Chi's Inc., Case No. 03-13063 (Bankr. D. Del. November 4, 2003) (fee of 5.1% permitted); In re Riverstone Networks, Case No. 06-10110 (Bankr. D. Del. February 24, 2006) (fee of 3% permitted); In re Radnor Holdings, Case No. 06-10894 (Bankr. D. Del. September 22, 2006) (aggregate fee and expense reimbursement of 3% permitted); In re Great

Northern Paper. Inc., Case No. 03-10048 (Bankr. D. Me. February 18, 2003) (fee of 5.4% plus reimbursement of expenses upheld); In re FSC Corp., Case No. 00-b-04659 (Bankr. N.D. Ill. February 28, 2000) (Break Up Fee of 3.4% plus reimbursement of expenses is reasonable).

64.

The Bidding Protections should be approved because they are necessary to preserve the full value of the Debtors' estates. First, all negotiations between the Debtors and the Stalking Horse Bidder have been, and continue to be, conducted in good-faith, and at arms-length. The Debtors' ability to continue to shop their businesses for a higher and better offer without risk of losing the Stalking Horse Bidder — a "bird-in-the-hand" — would be eliminated if the Debtors could not secure the Stalking Horse PA agreed to with the Stalking Horse Bidder.  Therefore, because the Stalking Horse Bidder is not bound to continue its pursuit of a Sale absent authorization of the payment of the Bidding Protections, the Debtors might lose the opportunity to obtain the highest and best offer for the Debtors' businesses and the downside protection that will be afforded by the Stalking Horse PA.

65.

The Stalking Horse PA will form the basis upon which other bids will be submitted and evaluated. The establishment of the Break Up Fee permits the Debtors to insist that competing bids be higher and better than the Threshold Amount, which is a clear benefit to the Debtors' estates. Thus, even if the Stalking Horse Bidder is offered the Break Up Fee and is ultimately not the Prevailing Purchaser, the Debtors will still have benefited from the higher minimum price established by the Stalking Horse PA and thereby increase the likelihood that the price at which the Debtors' businesses will be sold will reflect their true worth.

66.

Further, the proposed Break Up Fee of not more than $4,050,000 (approximately 3.0% of the value of the Stalking Horse PA) is reasonable.  In addition, payment of the Break Up Fee will not harm creditors. Pursuant to the expected terms of the Stalking Horse PA, the Debtors will incur the obligation to pay the Break Up Fee only if the Stalking Horse PA is terminated by the Debtors as a result of entering into an Alternative Sale.  The Break Up Fee will be paid from the proceeds of an Alternative Sale in which the Prevailing Purchaser is not the Stalking Horse Bidder.  In light of the benefit to the Debtors' estates that is realized by having a signed Stalking Horse PA, enabling the Debtors to preserve the value of their estates and promote more competitive bidding, ample support exists for the approval of the Break Up Fee.

B.

Credit Bidding Is Authorized By Section 363(k).

67.

Section 363(k) of the Bankruptcy Code allows a secured creditor to credit bid its allowed claim at a § 363(b) sale when the assets for sale are subject to the lien securing that allowed claim, unless the court for cause orders otherwise.  The secured creditor may bid the total face value of its claim, even if that claim is undersecured.  See Cohen v. KB Mezzanine Fund II, LP (In re Submicron Sys. Corp.), 432 F.3d 448, 459-60 (3d Cir. 2006).

68.

The provisions of the Bid Procedures permitting Noteholders to credit bid all or part of their secured claims on account of Senior Secured Notes comply with § 363(k) of the Bankruptcy Code and should be approved.

C.

The Sale Is The Result of the Debtors' Reasonable Business Judgment.

69.

Section 363(b)(1) of the Bankruptcy Code provides that a debtor, "after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate."  11 U.S.C. § 363(b)(1).  Although Bankruptcy Code § 363 does not specify a standard for determining when it is appropriate for a court to authorize the use, sale or lease of property of the estate, the U.S. Court of Appeals for the Sixth Circuit, as well as other courts, requires that such use, sale or lease be based upon a debtor's sound business judgment.  See Stephens Indus., Inc. v. McClung, 789 F.2d 386, 390 (6th Cir. 1986) (holding that "a bankruptcy court can authorize a sale of all a Chapter 11 debtor's assets under § 363(b)(1) when a sound business purpose dictates such action"); see also In re Eagle Picher Holdings, Inc., 2005 Bankr. LEXIS 2894, at ¶ 3 (Bankr. S.D. Ohio 2005); In re Decora Indus., Inc., 2002 WL 32332749, *2 (D.Del. 2002); In re Delaware & Hudson Ry. Co., 124 B.R. 169, 176 (D. Del. 1991); In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983).

70.

The business judgment rule shields a debtor's management from judicial second-guessing.  See In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("a presumption of reasonableness attaches to a debtor's management decisions").  Once a debtor articulates a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.'"  In re Integrated Resources, Inc. 147 B.R. 650, 656 (Bankr. S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)).

71.

Thus, if a debtor's actions satisfy the business judgment rule, then the transaction in question should be approved under § 363(b)(1).  When applying the "business judgment" standard, courts show great deference to a debtor's business decisions.  See In re First Wellington Canyon Assocs., 1989 U.S. Dist. LEXIS 10687 at *8-9 (N.D. Ill. 1989) ("Under this test, the debtor's business judgment . . . must be accorded deference unless shown that the bankruptcy's decision was taken in bad faith or in gross abuse of the bankrupt's retained discretion."); In re Trans World Airlines., 2001 Bankr. LEXIS 267 at *45-50 (Bankr. D. Del. 2001) (describing business judgment rule as "very deferential standard").

72.

The fairness and reasonableness of the consideration to be paid for the Debtors' assets by the Prevailing Purchaser, as may be declared at the Sale Hearing, will be conclusively demonstrated by the exposure of the opportunity to the marketplace.  The Debtors have proposed a fair and open process for achieving the objective of obtaining the highest and best offer and sale of their businesses for the benefit of the Debtors' estates and their creditors.

73.

Here, the Debtors' have amply demonstrated sound business judgment in proposing the Bid Procedures and Auction process for the Sale. Under the circumstances, the Bid Procedures and Auction process represent the best way to achieve substantial consideration for the Debtors' businesses, and offer the best resolution to the Debtors' current financial situation in the manner that will maximize the value available to the Debtors' estate and its creditors.

74.

Courts repeatedly have concluded that the sale of a debtor's assets is appropriate where there are sound business reasons and no evidence of fraud or collusion.  See In re Abbotts Dairies of Penn., Inc., 788 F.2d 143 (3d Cir. 1986) (sale of all assets appropriate where purchaser acted in good faith, and there was no fraud, collusion between the purchaser and other bidders or the trustee, or an attempt to take grossly unfair advantage of other bidders); Delaware & Hudson Ry. Co., 124 B.R. at 178-79; Stephens Indus., Inc., 789 F.2d at 390; In re Coastal Indus., Inc., 63 B.R. 361 (Bankr. N.D. Ohio 1986).  As discussed, there is ample business justification for the proposed Sale, ample evidence that the Bid Procedures have been pursued in good faith, and there is no fraud or collusion between the Debtor and any Potential Bidder.

D.

The Sale of Assets Free and Clear of Liens, Claims, and Interests is Authorized Under Bankruptcy Code Section 363(f).

75.

The Debtors respectfully submit that it is appropriate to sell substantially all its assets free and clear of all liens, claims and interests, pursuant to § 363(f) of the Bankruptcy Code, with all such interests attaching to the net sale proceeds to the extent applicable.  Section 363(f) of the  Bankruptcy Code authorizes a debtor to sell assets free and clear of liens, claims, interests, and encumbrances if:

A.

applicable nonbankruptcy law permits sale of such property free and clear of such interests;

B.

such entity consents;

C.

such interest is a lien and the price at which such property is to be sold is greater than the value of all liens on such property;

D.

such interest is in bona fide dispute; or

E.

such entity could be compelled, in a legal or equitable proceeding, to accept money satisfaction of such interest.

11 U.S.C. § 363(f).

76.

This provision is supplemented by § 105(a) of the Bankruptcy Code, which provides that "[t]he Court may issue any order, process or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]."  11 U.S.C. § 105(a).

77.

Because § 363(f) of the Bankruptcy Code is drafted in the disjunctive, satisfaction of any one of its five requirements will suffice to permit the sale of the Milacron Assets free and clear of the interests.  In re Dundee Equity Corp., 1992 Bankr. LEXIS 436, *12 (Bankr. S.D.N.Y. 1992) (Section 363(f) is in the disjunctive, such that the sale free of interest concerned may occur if any one of the conditions of § 363(f) have been met."); In re Wolverine Radio Co., 930 F.2d 1132, 1147 n.24 (6th Cir. 1991) (stating that Bankruptcy Code § 363(f) is written in the disjunctive; holding that the court may approve the sale 'free and clear' provided at least one of the subsections of § 363(f) is met).

78.

The Debtors believe that one or more of the tests under section 363(f) will be satisfied with respect to the transfer of substantially all of its assets pursuant to a Sale Approval Order.  In particular, the Debtors believe that if they adhere to the Bid Procedures, § 363(f)(2) will be satisfied.

E.

The Cure Procedures Provide Adequate Notice and Opportunity to Object and Should be Approved.

79.

Section 365(a) of the Bankruptcy Code provides, in pertinent part, that a debtor in possession "subject to the court's approval, may assume or reject any executory contract or [unexpired] lease of the Debtor."  11 U.S.C. § 365(a). The standard governing bankruptcy court approval of a debtor's decision to assume or reject an executory contract or unexpired lease is whether the debtor's reasonable business judgment supports assumption or rejection.  See, e.g., In re Stable Mews Assoc., Inc.. 41 B.R. 594, 596 (Bankr. S.D.N.Y. 1984). If the debtor's business judgment has been reasonably exercised, a court should approve the assumption or rejection of an unexpired lease or executory contract.  See Group of Institutional Investors v. Chicago M. St. P. & P.R.R. Co., 318 U.S. 523 (1943); Sharon Steel Corp., 872 F.2d 36, 39-40 (3d Cir. 1989). The business judgment test "requires only that the trustee [or debtor in possession] demonstrate that [assumption or] rejection of the contract will benefit the estate."  Wheeling-Pittsburgh Steel Corp. v. West Penn Power Co. (In re Wheeling-Pittsburgh Steel Corp.), 72 B.R. 845, 846 (Bankr. W.D. PA 1987) (quoting Stable Mews Assoc., 41 B.R. at 596).  Any more exacting scrutiny would slow the administration of a Debtor's estate and increase costs, interfere with the Bankruptcy Code's provision for private control of administration of the estate, and threaten the court's ability to control a case impartially.  See Richmond Leasing Co. v. Capital Barik, N.A.. 762 F.2d 1303, 1311 (5th Cir. 1985).  Moreover, pursuant to § 365(b)(1) of the Bankruptcy Code, for a debtor to assume an executory contract, it must "cure, or provide adequate assurance that the Debtor will promptly cure," any default, including compensation for any "actual pecuniary loss" relating to such default. 11 U.S.C. § 365(b)(1).

80.

Once an executory contract is assumed, the trustee or debtor in possession may elect to assign such contract. See In re Rickel Home Centers, Inc., 209 F.3d 291, 299 (3d Cir. 2000) ("[t]he code generally favors free assignability as a means to maximize the value of the Debtor's estate");

See also In Re Headquarters Dodge, Inc., 13 F.3d 674, 682 (3d Cir. 1994) (noting purpose of § 365(f) is to assist trustee in realizing the full value of the Debtor's assets).

81.

Section 365(a) of the Bankruptcy Code provides that the "trustee may assign an executory contract . . . only if -- (A) the trustee assumes such contract. . . and (B) adequate assurance of future performance is provided." 11 U.S.C. § 365(f)(2). The meaning of "adequate assurance of future performance" depends on the facts and circumstances of each case, but should be given "practical, pragmatic construction."  See Carlisle Homes. Inc. v. Arrari (In re Carlisle Homes, Inc.), 103 B.R. 524, 538 (Bankr. D.N.J. 1989); see also In re Natco Indus., Inc., 54 B.R. 436, 440 (Bankr. S.D.N.Y. 1985) (adequate assurance of future performance does not mean absolute assurance that Debtor will thrive and pay rent). Among other things, adequate assurance may be given by demonstrating the assignee's financial health and experience in managing the type of enterprise or property assigned. Accord In re Bygaph, Inc., 56 B.R. 596, 605-06 (Bankr. S.D.N.Y. 1986) (adequate assurance of future performance is present when prospective assignee of lease from Debtors has financial resources and has expressed willingness to devote sufficient funding to business in order to give it strong likelihood of succeeding).

82.

Additionally, § 105(a) of the Bankruptcy Code provides a bankruptcy court with broad powers in the administration of a case under chapter 11.  Section 105(a) provides that "[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [chapter 11]."  11 U.S.C. § 105(a).  Provided that a bankruptcy court does not employ its equitable powers to achieve a result not contemplated by the Bankruptcy Code, the exercise of its § 105(a) power is proper.  See In re Fesco Plastics Corp., 996 F.2d 152, 154 (7th Cir. 1993); Pincus v. Graduate Loan Ctr. (In re Pincus), 280 B.R. 303, 312 (Bankr. S.D.N.Y. 2002).  Pursuant to § 105(a), a court may fashion an order or decree that helps preserve or protect the value of a debtor's Assets.

See, e.g., In re Chinichian, 784 F.2d 1440, 1443 (9th Cir. 1986) ("section 105 sets out the power of the bankruptcy court to fashion orders as necessary pursuant to the purposes of the Bankruptcy Code"); In re Cooper Props. Liquidating Trust, Inc., 61 B.R. 531, 537 (Bankr. W.D. Tenn. 1986) (noting that bankruptcy court is "one of equity and as such it has a duty to protect whatever equities a debtor may have in property for the benefit of their creditors as long as that protection is implemented in a manner consistent with the bankruptcy laws").

83.

The Debtors respectfully submit that the proposed cure procedures for the identification and payment of Cure Amounts (the "Cure Procedures") are appropriate and reasonably tailored to provide non-Debtor counter-parties to potential Assumed Contracts and Leases with adequate notice of the proposed assumption and assignment of their applicable contract, as well as the proposed Cure Amounts related thereto, if any. Such non-Debtor parties to the potential Assumed Contracts and Leases will then be given an opportunity to object to such notice.

84.

The Cure Procedures further provide that, in the event an objection is not resolved, this Court will determine related disputed issues (including any adequate assurance of future performance issues), subject to the Prevailing Purchaser's right to no longer accept that executory contract or unexpired lease.  Accordingly, the Debtors submit that implementation of the proposed Cure Procedures is appropriate in these cases.

WAIVER OF MEMORANDUM OF LAW

85.

This Motion includes citations to the applicable authorities and a discussion of their application to this Motion.  Accordingly, the Debtors respectfully submit that such citations and discussion satisfy the requirement that the Debtors submit a separate memorandum of law in support of this Motion pursuant to LBR 9013-1(a).

NOTICE

86.

No trustee, or examiner has been appointed in these chapter 11 cases.  A copy of the Motion was served upon (i) all parties on the Special Notice List established in these chapter 11 cases pursuant to the Administrative Order Establishing Certain Special Notice, Scheduling and Case Management Procedures Pursuant to Rules 2002 and 9007 of the Bankruptcy Rules (Docket No. 54); (ii) all counterparties to executory contracts and unexpired leases; and (iii) all secured creditors.   In light of the requested relief, the Debtors submit that no further notice is required.

NO PRIOR REQUEST

87.

No prior motion for the relief requested herein has been made to this or any other court.

WHEREFORE, the Debtors respectfully request that the Court enter an order, substantially in the form attached hereto, (I) (A) approving (i) the Bid Procedures, (ii) the payment of the Break Up Fee, expense reimbursement and other bid protections; (iii) the form and manner of notice of the Sale, the Auction, if any, and the Sale Hearing, and (iv) the form and manner of notice of the proposed assumption and assignment of the Assumed Contracts and Leases and the cure amounts associated therewith; and (B) scheduling the Sale Hearing to approve (i) the Sale and (ii) the assumption and assignment by the Debtors of the Assumed Contracts and Leases; and (C) granting related relief; and (II) granting such other and further relief as the Court deems appropriate.

Dated:

April 24, 2009

Cincinnati, Ohio

Respectfully submitted,

DINSMORE AND SHOHL, LLP

/s/ Kim Martin Lewis

Kim Martin Lewis (OH#  0043533)

Tim J. Robinson (OH# 0046668)

Patrick D. Burns (OH# 0081111)

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Telephone:  513-977-8200

Facsimile:   513-977-8141

kim.lewis@dinslaw.com

tim.robinson@dinslaw.com

patrick.burns@dinslaw.com

Counsel to the Debtors and
  Debtors In Possession

EXHIBIT A

SCHEDULE I

Bid Procedures

Set forth below are the bid procedures (the “Bid Procedures”) to be employed with respect to the sale (the “Sale”) of the assets of Milacron Inc. and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”) in the jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the “U.S. Bankruptcy Court”), pursuant to Case No. 09-11235 (the “U.S. Cases”), and in the proceeding in Canada under section 18.6 of the Companies’ Creditors Arrangement Act (the “Canadian Case”, together with the U.S. Cases, the “Cases”) pending in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”; together with the U.S. Bankruptcy Court, the “Bankruptcy Courts”).  Pursuant to the Bid Procedures Orders (as defined below), the Bankruptcy Courts have approved MI 363 Bid LLC (“MB LLC”) as the stalking horse bidder (the “Stalking Horse Bidder”) for substantially all of the Debtors’ assets (the “Milacron Assets”), as more fully set forth in that certain purchase agreement, dated as of April [•], 2009 (as amended, supplemented or otherwise modified from time to time, the “Stalking Horse PA”), among the Debtors and MB LLC.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Stalking Horse PA.

1.

Bid Procedures; Summary of Timetable, Clarifications

A.

The Bid Procedures have been approved by the U.S. Bankruptcy Court presiding over the U.S. Cases, by order dated May 14, 2009 (docket no. [_]), and recognized by the Canadian Court presiding over the Canadian Case, by order dated May [•], 2009 (docket no. [_]) (together, the “Bid Procedures Orders”).

B.

Qualified Bidders (as defined below) must deliver all Qualified Bid Documents (as defined below) to the Debtors on or before 5:00 p.m. (Eastern Standard Time) on June 24, 2009 (the “Initial Bid Deadline”); provided that if at least one Qualified Bid (as defined below), other than the Stalking Horse Bidder’s bid (the “Stalking Horse Bid”), is received on or before the Initial Bid Deadline, all Qualified Bidders shall have until 5:00 p.m. (Eastern Standard Time) on July 13, 2009 (the “Bid Deadline”) to deliver Qualified Bid Documents to the Debtors.

C.

The auction (the “Auction”), if applicable, for the sale of the Milacron Assets shall be held on July 17, 2009 (the “Auction Date”), as such date may be extended by the Debtors with the prior written consent of the Stalking Horse Bidder.

D.

If no Qualified Bid(s) (other than the Stalking Horse Bid) is received on or before the Initial Bid Deadline, the hearing to approve the sale (the “Sale Hearing”) of the Milacron Assets to the Stalking Horse Bidder shall be held on or before June 26, 2009; provided, however, that if an Auction is held in accordance with the terms hereof, and the Stalking Horse Bidder is the Successful Bidder (as defined below), the Sale Hearing shall be held on or before July 20, 2009.  If the Stalking Horse Bidder is not the Successful Bidder at the Auction, the Sale Hearing shall be held on or before July 27, 2009.

2.

Bid Process

The Debtors and their advisors shall determine whether any Person is a Qualified Bidder; provided that each Qualified Bidder must satisfy the criteria set forth in paragraph 3 below.  The Debtors and their advisors shall (i) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (ii) receive offers from Qualified Bidders, and (iii) prior to the Initial Bid Deadline or the Bid Deadline (whichever is applicable), negotiate any offers made to purchase the Milacron Assets (collectively, the “Bid Process”).  In the event that a Qualified Bidder is determined, in the business judgment of the Debtors, to be actually or potentially in competition with any Debtor in one or more of the markets for its products or to be strategically situated with respect to any Debtor as an actual or potential customer or supplier or otherwise (in either case, a “Strategic Bidder”), the Debtors will have the right to adopt procedures governing such Strategic Bidder’s due diligence access to the Debtors’ documents, facilities and personnel as are appropriate, in the Debtors’ judgment, to avoid disclosure of competitively sensitive or otherwise proprietary information that could be damaging to the value of the Debtors’ estate.

3.

Qualified Bidders

A.

In order to participate in the Bid Process, a potential bidder (a “Potential Bidder”) must deliver to the Debtors:  (i) an executed confidentiality agreement in form and substance acceptable to the Debtors;  (ii) such financial and other information (the “Financial Information”) as the Debtors shall reasonably request of such Potential Bidder; and (iii) a written non-binding indication of whether such Potential Bidder is interested in purchasing substantially all of the Milacron Assets or a specified portion of the Milacron Assets (collectively the “Participation Documentation”).

B.

A “Qualified Bidder” is a Potential Bidder that has duly submitted its Participation Documentation and which the Debtors, in their business judgment, determine is financially able to consummate the purchase of the Milacron Assets specified in its expression of interest in a time frame consistent with the Stalking Horse PA; provided, however, that the Debtors shall determine that a Potential Bidder that has expressed interest in purchasing only a portion of the Milacron Assets is not a Qualified Bidder if, in their business judgment, the pursuit of a separate sale of such portion would not, under the circumstances, further the objective of selling substantially all of the Milacron Assets for the highest overall value to the Debtors’ estate in such a time frame.  Within five (5) Business Days after the later of (i) receipt of the Participation Documentation or (ii) the entry of orders of the Bankruptcy Courts approving these Bid Procedures, the Debtors shall notify the Potential Bidder whether such Potential Bidder is a Qualified Bidder.  Only Qualified Bidders shall be permitted to conduct reasonable due diligence with respect to the Milacron Assets during the period prior to the Initial Bid Deadline or the Bid Deadline, whichever is applicable.  The Debtors shall promptly notify the Stalking Horse Bidder (on a no-names basis, but on a basis of whether a Potential Bidder is a “financial” bidder or a “strategic” bidder) of the number of Potential Bidders that the Debtors determine to be Qualified Bidders.

C.

The Stalking Horse Bidder shall be deemed to be a Qualified Bidder, and the Stalking Horse Bid, and any subsequent bids made by the Stalking Horse Bidder at the

2

Auction, shall be deemed to be Qualified Bids.

D.

The Debtors shall be entitled to request due diligence from each Qualified Bidder (other than the Stalking Horse Bidder) upon execution of a confidentiality agreement in form and substance reasonably equivalent to the confidentiality agreement referred to in paragraph 3A herein.  Notwithstanding any other provision herein, failure by a Qualified Bidder to fully comply with reasonable due diligence requests and requests for additional information made by the Debtors shall be a basis for the Debtors to revoke such bidder’s status as a Qualified Bidder.

4.

Qualified Bids

A.

In order for a Qualified Bidder (other than the Stalking Horse Bidder) to be permitted to participate in the Auction, such bidder will be required to deliver the following documents (collectively, the “Qualified Bid Documents”) to counsel for the Debtors by no later than the Initial Bid Deadline, or the Bid Deadline, as the case may be:

i.

A written offer stating that such Qualified Bidder’s offer is irrevocable through and including the earliest of (x) notice by the Debtors to such Qualified Bidder that such Qualified Bidder’s bid does not constitute a Qualified Bid, (y) if such Qualified Bidder is neither the Runner-Up Bidder nor the Successful Bidder (each as defined below), the day immediately following the Auction, or (z) if such Qualified Bidder is either the Runner-Up Bidder or the Successful Bidder, upon the earlier to occur of (1) the date of the consummation of the Sale or (2) the date such bidder’s Qualified PA (as defined below) terminates in accordance with its terms; and

ii.

An executed clean copy of a purchase agreement (and related exhibits and completed schedules thereto) (each such agreement (together with such exhibits and schedules) from a Qualified Bidder, a “Qualified PA”) and a redline of such Qualified PA marked to show changes against the Stalking Horse PA.  All Qualified PAs must (a) provide a commitment to close as soon as reasonably practicable following the entry of Orders of the Bankruptcy Courts approving the Sale pursuant to such Qualified PA(s), (b) contain a representation and covenant that the Qualified Bidder will make all necessary government filings and pay all fees associated therewith, (c) provide for the payment of cash consideration at closing (net of any holdbacks or adjustments) that is equal to or greater than the sum of (i) an amount of cash equal to the amount outstanding under the DIP Facility on the closing date (or, if and to extent that the lenders under the DIP Facility, in their sole and absolute discretion, agree to the Qualifying Bidder’s assumption of liabilities under the DIP Facility, an assumption of such liabilities as a complete or partial alternative to such cash payment, as the case may be), (ii) $426,000, being the Additional Consideration, (iii) an initial overbid amount of $5.4 million and (iv) the Bid Protection Amount (as defined below) ((i) through (iv) collectively referred to as the “Threshold Amount,” where the total Threshold Amount is anticipated to be approximately $147 million), (d) be devoid of any conditions relating to approval by the Bankruptcy Courts of any bid protections, such as a termination fee, expense reimbursement or similar type of payment, (e) if the Qualified Bidder is an entity formed for the purpose of purchasing Milacron Assets, contain a commitment, acceptable to the

3

Debtors in their business judgment, of the equity holder(s) of the Qualified Bidder to be responsible for the Qualified Bidder’s obligations in connection with the purchase of Milacron Assets and (f) contain terms (including the amount of cash consideration and provisions relating to assumption of liabilities and payment of costs and expenses), conditions, representations and warranties, taken as a whole, that, in the Debtors’ business judgment, are no less favorable to the Debtors than the terms, conditions, representations and warranties that are contained in the Stalking Horse PA; provided, that in no event shall any Qualified PA contain any closing conditions not contained in the Stalking Horse PA that, in the Debtors’ business judgment, present a significantly higher risk of non-consummation or delay of the Sale than the Stalking Horse PA, including, without limitation, conditions with respect to acquisition financing and due diligence.

B.

In addition to the foregoing, in order for a bid submitted by a Qualified Bidder to be considered a Qualified Bid hereunder, it must satisfy the following requirements (collectively, the “Qualified Bid Requirements”):

i.

In respect of such bid, a good faith deposit equal to 10% of the proposed cash purchase price (the “Transaction Deposit”) shall be wired, in immediately available funds, to a segregated account that is subject to an escrow agreement in a form and substance satisfactory to the Debtors (the “Auction Account”) by no later than one (1) Business Day prior to the date of the scheduled Auction.  Except as set forth in paragraph 7B below, the Auction Account shall not be subject to the claims, liens, security interests, or encumbrances of the Debtors’ creditors, including those creditors serving as debtor-in-possession or cash collateral lenders to the Debtors, and funds shall be disbursed from the Auction Account only as follows:  (w) if a Qualified Bidder (other than the Stalking Horse Bidder) becomes the Successful Bidder, its Transaction Deposit (together with any interest accrued thereon) will be used to satisfy the Bid Protection Amount payable to the Stalking Horse Bidder under the Bid Procedures Orders, with the balance, if any, to be applied by the Debtors under the Qualified PA with such Successful Bidder, (x) if such Qualified Bidder is the Runner-Up Bidder, its Transaction Deposit (together with any interest accrued thereon) shall be returned to it upon consummation of the Sale to the Successful Bidder, or if such Runner-Up Bidder ultimately consummates the Sale under its Qualified PA because the Successful Bidder does not or cannot consummate the Sale, the Transaction Deposit (together with any accrued interest thereon) shall be applied in the same manner as (w) above, (y) if such Qualified Bidder is neither the Runner-Up Bidder nor the Successful Bidder, then its Transaction Deposit (together with any accrued interest thereon) shall be returned to it on the first Business Day following the entry of the Sale Orders or (z) if such Qualified Bidder is either the Successful Bidder or the Runner-Up Bidder and its Qualified PA is terminated as a result of its breach thereof, the Transaction Deposit (together with any accrued interest thereon) shall be retained by the Debtors, less any amount required to be paid to the Stalking Horse Bidder under paragraph 7 below.

ii.

Such Qualified Bidder must fully disclose the identity of each entity that will be bidding or otherwise participating in connection with such bid, and the complete terms of any such participation.

4

iii.

Such Qualified Bidder must acknowledge that:  (w) it had an opportunity to conduct any and all due diligence regarding the Milacron Assets prior to submitting such bid; (x) it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Milacron Assets in making such bid; (y) except for the representations and warranties contained in its Qualified PA, it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Milacron Assets or the completeness of any information provided in connection therewith or the Auction; and (z) its bid is not contingent upon completing due diligence, financing or subject to 4(a)(ii) above, any condition not contained in the Stalking Horse PA.

iv.

Such Qualified Bidder must provide written evidence acceptable to the Debtors, in their business judgment, of such Qualified Bidder’s financial ability to (x) consummate the transactions contemplated by its Qualified PA (including, without limitation, any debt or equity financing commitment) and (y) provide adequate assurance of future performance with respect to any executory contracts or unexpired leases it is seeking to have assumed by the Debtors and assigned to it under its Qualified PA.

C.

A bid received from a Qualified Bidder that includes all of the Qualified Bid Documents and satisfies all of the Qualified Bid Requirements is a “Qualified Bid.”  The Debtors may, in their business judgment, consider separate bids from Qualified Bidders for discrete portions of the Milacron Assets as a single Qualified Bid and their respective bid documents as Qualified Bid Documents if, in the Debtors’ business judgment, such separate bids and bid documents, taken together, would (x) constitute Qualified Bid Documents, (y) satisfy all of the Qualified Bid Requirements and (z) not present an unreasonable risk of non-consummation of the separate transactions comprising such single Qualified Bid.  To the extent the Debtors receive more than one Qualified Bid (including the Stalking Horse Bid), the Debtors shall, in their business judgment, determine which Qualified Bid constitutes the highest and best offer (the “Auction Starting Bid”).  A Qualified Bid for less than substantially all of the Milacron Assets shall not be precluded from being considered by the Debtors, in their business judgment, as the highest and best offer; provided that the recovery to the Sponsors (in respect of amounts owed to them under the Senior Secured Notes and DIP Facility) in connection with such bid would be no less than the recovery under the Stalking Horse Bid.

D.

The Debtors shall reject any bid that the Debtors determine:  (i) is inadequate or insufficient; (ii) does not conform with the requirements of applicable bankruptcy laws or these Bid Procedures; or (iii) is contrary to the best interests of the Debtors, their estates and their creditors.

E.

The Debtors shall provide the Stalking Horse Bidder with all documentation related to any Qualified Bid (other than the Stalking Horse Bid), other than due diligence materials that are subject to a confidentiality agreement referred to in paragraph 3D above, by no later than three (3) Business Days prior to the date of the Auction, if any.

F.

If no Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline, no Auction will be held and, in such case, the

5

Debtors shall seek immediate approval of the Stalking Horse PA at the Sale Hearing.

5.

Auction

A.

If at least one Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline, the Debtors shall conduct an Auction at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Suite 1900, Cincinnati, OH 45202 at 10:00 a.m. (Eastern Standard Time) on or about the Auction Date.

B.

Only the Debtors, Qualified Bidders that had submitted Qualified Bids on or before the Bid Deadline (including, without limitation, the Stalking Horse Bidder, the “Participating Qualified Bidders”), a representative from The Office of the United States Trustee for the Southern District of Ohio (the “UST”), the Indenture Trustee and the Creditors’ Committee, in each case with their respective advisors, will be entitled to attend, participate and be heard at the Auction.  Only Participating Qualified Bidders will be entitled to make subsequent Qualified Bids at the Auction.

C.

During the Auction, bidding will begin at the purchase price stated in the Auction Starting Bid, and the first bid thereafter shall be at least $1 million higher than the Auction Starting Bid (the “Minimum Bidding Increment”).  All subsequent bids will be made at least in Minimum Bidding Increments.

D.

Any Participating Qualified Bidder shall be entitled to credit bid secured claims against the Debtors arising under the Senior Secured Notes beneficially owned by such bidder, and the value of any such credit bid shall be equal to the par value (plus accrued and unpaid interest as of the Petition Date) of such Senior Secured Notes; provided, however, that if the bidding exceeds the par value of all outstanding Senior Secured Notes, any holder of Senior Secured Notes that is a Participating Qualified Bidder shall be entitled to credit bid the accrued and unpaid interest (at the default rate) of such notes through the date of the Auction.  Notwithstanding the foregoing, the amount by which a Participating Qualified Bidder’s bid exceeds the Threshold Amount  (the “Overbid Amount”) may include a credit bid of such secured claims only if, for every $1.00 that is credit bid, there is also bid, as part of the Overbid Amount, cash or other consideration (the “Incremental Noteholder Amount”) such that the Incremental Noteholder Amount shall be a percentage of the sum of the Incremental Noteholder Amount plus the amount of such credit bid that is equal to the percentage of the total amount of then outstanding Senior Secured Notes held by entities other than such Participating Qualified Bidder (including the holders of such Participating Qualified Bidder’s equity).1  The Non-Participating Noteholder Amount will, if such Participating Qualified Bidder is the Successful Bidder, be paid to the Indenture Trustee for the benefit of holders of the Senior Secured Notes other than such Participating Qualified Bidder.  For greater certainty, with respect to the Stalking Horse Bid, any Additional Consideration paid under the Stalking Horse PA shall be included in the calculation of Incremental Noteholder Amount.

1  For example, if a Participating Qualified Bidder owning 95% of the Senior Secured Notes credit bids $9.5 million of Senior Secured Note claims as part of an Overbid Amount, it shall also bid an Incremental Noteholder Amount of $500,000.

6

In addition to the foregoing, the Stalking Horse Bidder shall (i) be entitled to credit bid the Bid Protection Amount and shall be entitled to full credit therefor against any subsequent bids made by it at the Auction and (ii) have the right, but not the obligation, to match any final bid made at the Auction.

E.

As soon as practicable after the conclusion of the Auction, the Debtors shall (i) review each Qualified Bid on the basis of the financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and (ii) identify the overall highest and best offers for Milacron Assets (the highest and best bid shall be referred to as, the “Successful Bid” and the bidder making such bid, the “Successful Bidder” and the second highest and best bid shall be referred to as, the “Runner-Up Bid”, and the bidder making such bid, the “Runner-Up Bidder”).  The Debtors shall present the Successful Bid and the Runner-Up Bid to the Bankruptcy Courts for approval.  Unless otherwise agreed to by the Stalking Horse Bidder, the Debtors shall not be entitled to appoint the Stalking Horse Bidder as a Runner-Up Bidder.  For greater certainty, if the Stalking Horse Bidder is not the Successful Bidder, it shall be entitled to payment of the Bid Protection Amount on the terms set forth in the Stalking Horse PA, and shall have no further obligation to consummate the Sale.

6.

Approval and Closing of the Sale

The Debtors will be deemed to have accepted and to be legally bound by a Qualified Bid only when such Qualified Bid has been approved by the U.S. Bankruptcy Court pursuant to the U.S. Sale Order.

7.

Break Up Fee and Expense Reimbursement

A.

To provide an incentive and to compensate the Stalking Horse Bidder for (x) performing the substantial due diligence with respect to the Milacron Assets and (y) entering into the Stalking Horse PA with the risk that arises from participating in the bidding and sale process, the Debtors have agreed to pay the Stalking Horse Bidder, under the conditions outlined in the Stalking Horse PA, a break up fee (the “Break Up Fee”) equal to $4.05 million and to reimburse the Stalking Horse Bidder for up to $2 million of out-of-pocket expenses incurred in connection with the Stalking Horse Bidder’s attempted purchase of the Milacron Assets, including but not limited to, expenses incurred in connection with any consultant hired to evaluate, analyze or model the Debtors’ business or otherwise assist in strategic planning thereof (the “Expense Reimbursement”; together with the Break Up Fee, the “Bid Protection Amount”).

B.

The Bid Protection Amount was a material inducement for, and a condition of, the Stalking Horse Bidder’s entry into the Stalking Horse PA.  The Bid Protection Amount shall be (i) paid to the Stalking Horse Bidder under the conditions set forth in Section 9.02 of the Stalking Horse PA, (ii) secured by a first priority, unprimable security interest in the Transaction Deposits of the Successful Bidder and the Runner-Up Bidder and perfected by language in the Bid Procedures Orders, without need for further action to perfect such security interest, (iii) approved and payment thereof authorized by the Bankruptcy Courts in the Bid Procedures Orders and (iv) deemed to be a superpriority administrative expense of the Debtors’ estates with respect to which the Stalking Horse Bidder has a Superpriority Claim, as  set forth in

7

the Bid Procedures Orders.

8.

Objections to the Sale of the Business

Any objection to the entry of the U.S. Sale Order must:  (i) be in writing; (ii) comply with the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Ohio; (iii) set forth the name of the objectant, the nature and amount of claims or interests held or asserted by the objectant against the Debtors’ estates or property, the basis for the objection, and the specific grounds therefor; (iv) be filed with the U.S. Bankruptcy Court; and (v) be further served so that it is RECEIVED on or before five (5) Business Days prior to the Sale Hearing by (a) counsel for the Debtors, Dinsmore & Shohl LLP, 255 East Fifth Street, Suite 1900, Cincinnati, OH 45202 (Attn:  Kim Martin Lewis, Esq., Tim J. Robinson, Esq. and Patrick D. Burns, Esq.), (b) the UST, 36 East Seventh Street, Suite 2030, Cincinnati, OH 45202 (Attn:  Monica Villarejos Kindt, Esq.), (c) financial advisors to the Debtors, Rothschild Inc., 1251 Avenue of the Americas, 51st floor, New York, NY 10020 (Attn:  Neil Augustine and Stephen Antinelli) and Conway,  Del Genio, Gries & Co., LLC, Olympic Tower, 645 Fifth Avenue, New York, NY 10022 (Attn:  Robert A. Del Genio), (d) counsel to the Creditors’ Committee, Taft Stettinius & Hollister LLP, 425 Walnut Street, Suite 1800, Cincinnati, OH 45202 (Attn:  Timothy J. Hurley, Esq. and W. Timothy Miller, Esq.),  (e) counsel to postpetition lenders under the DIP Term Loan Facility, Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (Attn:  Michael H. Torkin, Esq. and Solomon J. Noh, Esq.) and Squire Sanders & Dempsey LLP, 221 E. Fourth St., Suite 2900, Cincinnati, OH 45202-4098 (Attn:  P. Casey Coston, Esq.) and (f) counsel to the Debtors’ prepetition secured lenders and postpetition secured DIP ABL Lenders, Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., 24th Floor, Atlanta, GA 30308 (Attn:  Jesse H. Austin III, Esq. and J. Craig Lee, Esq.) and Frost Brown Todd LLC, 201 E. Fifth Street, Suite 2200, Cincinnati, OH 45202 (Attn:  Ronald E. Gold, Esq.).  ANY OBJECTION TO THE PROPOSED ENTRY OF THE U.S. SALE ORDER NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH ABOVE MAY NOT BE CONSIDERED AND MAY BE OVERRULED BY THE U.S. BANKRUPTCY COURT AT THE SALE HEARING.

8

EXHIBIT B

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re: MILACRON INC., a Delaware corporation, et al.[2] Debtors.	Chapter 11 Case Nos. 09-11235 through 09-11239, 09-11241, and 09-11244 Jointly Administered (09-11235) Honorable J. Vincent Aug, Jr.

ORDER UNDER 11 U.S.C. §§ 105(A), 363 AND 365 AND RULES 2002, 6004, 6006 AND 9014 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE:  (A) APPROVING (I) THE BID PROCEDURES, (II) THE FORM AND MANNER OF SALE NOTICE, (III) THE FORM AND MANNER OF NOTICES OF THE ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND (IV) THE AMOUNT OF THE BREAK UP FEE, EXPENSE REIMBURSEMENT AND OTHER BID PROTECTIONS; AND (B) SCHEDULING SALE HEARING

This matter having come before the Court on the motion filed by Milacron Inc. and the other debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (the “Cases”), dated May [•], 2009 (the “Motion”),3 requesting entry of this Order:  (a) approving (i) the Debtors’ proposed bid procedures (the “Bid Procedures”), attached hereto as Exhibit 1, (ii) the form and manner of notice of (A) the Debtors’ motion (the

2 The Debtors in these chapter 11 cases, along with the last four digits of each debtor's federal tax identification number, are: Milacron Inc. (2125); Cimcool Industrial Products Inc. (1002); Milacron Marketing Company (0580); Milacron Plastics Technologies Group Inc. (1007); D-M-E Company (3086); Milacron Canada Ltd. (7230); and Milacron Capital Holdings B.V. (7203).  The corporate headquarters address of these Debtors is: 4165 Half Acre Road, Batavia, Ohio  45103.  As a result of an organizational restructuring during the fourth quarter of 2008, the following entities have been merged or consolidated as follows: Nickerson Machinery Chicago Inc. (IL), Northern Supply Company, Inc. (MN), Pliers International Inc. (DE), D-M-E Manufacturing Inc. (DE), D-M-E U.S.A. Inc. (MI) have each consolidated into D-M-E Company (DE); Oak International, Inc. (MI) and Milacron Industrial Products, Inc. (MI) were each consolidated into Cimcool Industrial Products Inc. (DE); Uniloy Milacron U.S.A. Inc. (MI) merged into Milacron Plastics Technologies Group Inc. (DE); Milacron International Marketing Company (DE) and Uniloy Milacron Inc. (DE) each merged into Milacron Marketing Company (OH); and D-M-E of Canada Limited., 450500 Ontario Limited (Canada), Ontario Heater & Supply Company 528650, Rite-Tek 2913607, and Progress Precision Inc. were each amalgamated with Milacron Canada Ltd. as the surviving entity.

3  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Motion or the Bid Procedures (as defined herein), as applicable.

1

“Sale Motion”) to approve the sale of substantially all of the Debtors’ assets (the “Milacron Assets”) free and clear of all liens, claims, interests and encumbrances (the “Sale”), (B) the auction of the Milacron Assets (the “Auction”), if any, and (C) the Sale Hearing (as defined below), (iii) the form and manner of notice of the proposed assumption and assignment of the Assumed Contracts and Leases (as defined below) and the cure amounts associated therewith and (iv) the payment of the Bid Protection Amount and granting other bid protections pursuant to the terms and conditions contained in the Stalking Horse PA; and (b) scheduling a hearing (the “Sale Hearing”) to approve (i) the Sale and (ii) the assumption and assignment by the Debtors of certain of its executory contracts and unexpired leases (the “Assumed Contracts and Leases”), all as more fully set forth in the Motion; and the Court having reviewed the Motion and it appearing that notice of the Motion was good and sufficient under the circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on May 14, 2009 (the “Bid Procedures Hearing”); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Bid Procedures Hearing; and upon consideration of all pleadings filed with the Court; and after due deliberation thereon; and good cause appearing therefor

IT IS HEREBY FOUND THAT:

A.

On March 10, 2009, each of the Debtors filed a voluntary petition in the Court for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  The Debtors continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  An official committee of unsecured creditors was appointed on March 16, 2009.

2

B.

The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. §§ 157(a) and 1334.

C.

This matter is a core proceeding pursuant to 28 U.S.C. § 157(b).

D.

Venue of the Cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

E.

Good and sufficient notice of the relief sought in the Motion has been given under the circumstances, and no other or further notice is required.  A reasonable opportunity to object and be heard regarding the relief requested in the Motion has been afforded to all interested persons and entities.

F.

The Bid Procedures are fair, reasonable and appropriate, and are designed to maximize the return for the Milacron Assets.  The Bid Procedures were negotiated in good faith between the Debtors, the Stalking Horse Bidder, and the Sponsors.

G.

The proposed form and manner of the notice of the Sale Motion, the Auction (if any), the Sale Hearing and the Sale is appropriate and reasonably calculated to provide all interested parties with timely and proper notice thereof, and no other or further notice is required in connection therewith.

H.

The proposed form and manner of the notice of the proposed assumption and assignment of the Assumed Contracts and Leases and the cure amounts associated therewith is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of (i) the title of the contract or lease to be assumed, (ii) the name of the counterparty to such contract or lease, (iii) any applicable cure amounts, (iv) the identity of the assignee, (v) with respect to a lease, the assignee’s proposed use of the premises, (vi) with respect to any contract or lease, information from the proposed assignee providing the counterparty to such contract or

3

lease with adequate assurance of future performance as required by section 365(b) of the Bankruptcy Code, (vii) the proposed form of order approving the assumption and assignment of such contract or lease and (viii) the deadline by which the counterparty to such contract or lease must object, and no other or further notice is required in connection therewith.

I.

The payment of the Bid Protection Amount pursuant to the terms and conditions contained in the Stalking Horse PA is:  (i) an actual and necessary cost and expense of preserving the Debtors’ estates, within the meaning of section 503(b) of the Bankruptcy Code; (ii) of substantial benefit to the Debtors’ estates; (iii) reasonable and appropriate in light of the size and nature of the Sale and the efforts that have been and will be expended by the Stalking Horse Bidder notwithstanding that the proposed Sale is subject to higher or better offers; (iv) the result of an arm’s length, good faith negotiation by the parties; and (v) necessary to ensure that the Stalking Horse Bidder will continue to pursue its proposed acquisition of the Milacron Assets.  The Bid Protection Amount is a material inducement for, and condition of, the Stalking Horse Bidder’s entry into the Stalking Horse PA.  The Stalking Horse Bidder is unwilling to commit to hold open its offer to purchase the Milacron Assets under the terms of the Stalking Horse PA unless it is assured payment of the Bid Protection Amount upon termination of the Stalking Horse PA (under the terms and conditions thereof).  Thus, assurance to the Stalking Horse Bidder of payment of the Bid Protection Amount (under the terms and conditions of the Stalking Horse PA) has promoted more competitive bidding by inducing the Stalking Horse Bid, which otherwise would not have been made, and without which bidding would have been limited.  Further, because the Bid Protection Amount induced the Stalking Horse Bidder to research the value of the Milacron Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Stalking Horse Bidder has provided a benefit to the

4

Debtors’ estates by increasing the likelihood that the price at which the Milacron Assets are sold will reflect their true worth.  Finally, absent authorization of the payment of the Bid Protection Amount under the terms and conditions of the Stalking Horse PA, the Debtors may lose the opportunity to obtain the highest and best offer for the Milacron Assets.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.

Disposition.  The Motion is granted as set forth in this Order.  Any objections that have not previously been withdrawn are hereby overruled.  This Order shall immediately become effective upon its entry.

2.

Bid Procedures.  The Bid Procedures, incorporated herein by reference as if fully set forth in this Order, are hereby approved, and the Debtors are authorized and directed to act in accordance therewith.

3.

Bid Protection Amount.  The payment of the Bid Protection Amount, in accordance with the terms and conditions contained in the Stalking Horse PA, is hereby approved, and the Stalking Horse Bidder’s claim on account of the Bid Protection Amount shall have priority over any and all administrative claims of the kinds specified in any sections of the Bankruptcy Code, including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 of the Bankruptcy Code, provided, however, that such claim shall be junior in priority only to the obligations under the DIP Facilities.  The Debtors’ obligation to make such payment shall survive termination of the Stalking Horse PA.

4.

Operative Provisions of Stalking Horse PA.  Section 2.12 of the Stalking Horse PA, and the other sections referred to therein, are hereby approved and shall be enforceable in acccordance with their terms as of the date of this Order.

5

5.

Notice.  Notice of (i) the Sale Motion, (ii) the Auction (if any), (iii) the Sale Hearing, (iv) the Sale and (v) the proposed assumption and assignment of the Assumed Contracts and Leases, shall be good and sufficient and no other or further notice shall be required in connection therewith, if given as follows:

(a)

Notice of Sale Hearing.  On or before May 21, 2009 (the “Mailing Date”), the Debtors (or their agents) shall serve the Motion, the Purchase Agreement, the proposed Sale Order, the Bid Procedures, a copy of this Order and the Sale Notice (a copy of which is attached hereto as Exhibit 2) by first-class mail, postage prepaid, upon:  (A) all parties on the Special Notice List established in these chapter 11 cases pursuant to the Administrative Order Establishing Certain Special Notice, Scheduling and Case Management Procedures Pursuant to Rules 2002 and 9007 of the Bankruptcy Rules (Docket No. 54); (B) all Potential Bidders known to the Debtors; (C) all creditors; (D) all equity security holders; and (E) all counterparties to executory contracts or unexpired leases; provided that if the Debtors receive at least one Qualified Bid on or prior to the Initial Bid Deadline in accordance with the terms of the Bid Procedures, the Debtors (or their agents) shall serve the Subsequent Sale Notice (a copy of which is attached hereto as Exhibit 3) on or before July 1, 2009.

(b)

Assumption and Cure Notice.  On or before June 16, 2009, the Debtors shall file with the Court and serve on all non-Debtor parties to the Assumed Contracts and Leases, a notice substantially in the form annexed hereto as Exhibit 4 of (i) the title of such contract or lease, (ii) the name of the counterparty to such contract or lease, (iii) the cure amount (if any) necessary to assume such contract or lease, (iv) the Stalking Horse Bidder, as the proposed assignee to such contract or lease, (v) with respect to a lease, the Stalking Horse Bidder’s proposed use of such lease, (vi) with respect to any contract or lease, information from the Stalking Horse Bidder providing the counterparty to such contract or lease with adequate assurance of future performance as required by section 365(b) of the Bankruptcy Code, (vii) the proposed form of order of the Court approving the assumption and assignment of such contract or lease and (viii) the deadline by which a counterparty to such contract or lease must object to the assumption and assignment thereof, including the cure amount proposed to be paid in connection therewith.  If no objection is timely received (A) the assumption and assignment of such contract or lease will be approved (unless the Stalking Horse Bidder declines to assume such contract or lease pursuant to the terms of the Stalking Horse PA), (B) if assumed and assigned, the cure amount (if any) proposed in such notice shall be controlling (notwithstanding anything to the contrary in such contract or lease or any other document) and (C) if assumed and assigned,

6

such counterparty shall be forever barred from asserting any other claims against the Debtors or the Stalking Horse Bidder, or the property of either of them, as to such contract or lease.

(c)

Publication Notice.  On or before May 28, 2009, the Debtors shall cause notice, substantially in the form attached hereto as Exhibit 5, to be published in the national edition of The Wall Street Journal.

(d)

Post-Auction Assumption and Cure Notice.  In the event that an Auction is held pursuant to the terms of the Bid Procedures, and a person that is not the Stalking Horse Bidder is chosen as the Successful Bidder, as soon as practicable after the conclusion of such Auction (but in no event later than two (2) days thereafter), the Debtors shall cause a notice, substantially in the form attached hereto as Exhibit 6, to be sent to each non-Debtor party to executory contracts and unexpired leases to be assumed and assigned to such Successful Bidder of (i) the title of such contract or lease, (ii) the name of the counterparty to such contract or lease, (iii) the cure amount (if any) necessary to assume such contract or lease, (iv) such Successful Bidder, as the proposed assignee to such contract or lease, (v) with respect to a lease, such Successful Bidder’s proposed use of such lease, (vi) with respect to any contract or lease, information from such Successful Bidder providing the counterparty to such contract or lease with adequate assurance of future performance as required by section 365(b) of the Bankruptcy Code, (vii) the proposed form of order of the Court approving the assumption and assignment of such contract or lease and (viii) the deadline by which a counterparty to such contract or lease must object to the assumption and assignment thereof, including the cure amount proposed to be paid in connection therewith.  If no objection is timely received (A) the assumption and assignment of such contract or lease will be approved (unless the Successful Bidder declines to assume such contract or lease pursuant to the terms of the governing agreement), (B) if assumed and assigned, the cure amount (if any) proposed in such notice shall be controlling (notwithstanding anything to the contrary in such contract or lease or any other document) and (C) if assumed and assigned, such counterparty shall be forever barred from asserting any other claims against the Debtors or such Successful Bidder, or the property of either of them, as to such contract or lease.

6.

Objections to Sale Motion.  Any objections to the relief requested in the Sale Motion shall be filed and served by no later than 4:00 p.m. on June 16, 2009 on:  (a) Dinsmore and Shohl, LLP, 255 East Fifth Street, Suite 1900, Cincinnati, Ohio  45202 (Attn: Kim Martin Lewis, Esq., Tim J. Robinson, Esq. and Patrick D. Burns, Esq.), counsel to the Debtors;

7

(b) Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY  10022 (Attn:  Michael H. Torkin, Esq. and Solomon J. Noh, Esq.), counsel to the DIP Term Loan Lenders; (c) Squire, Sanders & Dempsey LLP, 221 East Fourth Street, Suite 2900, Cincinnati, Ohio  45202 (Attn:  P. Casey Coston, Esq.), local counsel to the DIP Term Loan Lenders; (d) Paul Hastings Janofsky & Walker, LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308 (Attn:  Jesse H. Austin, III, Esq. and Susan M. Brake, Esq.), counsel to the DIP Revolver Agent and Revolver Agent; (e) Office of the United States Trustee for the Southern District of Ohio, Western Division, 36 East Seventh Street, Suite 2030, Cincinnati, Ohio 45202; (f) Taft Stettinius & Hollister LLP, 425 Walnut Street, Suite 1800, Cincinnati, Ohio  45202 (Attn:  Timothy J. Hurley, Esq.), counsel to the Creditors’ Committee; and (g) Pension Benefit Guaranty Corporation, Office of the Chief Counsel, 1200 K Street, N.W., Suite 340, Washington, D.C. 20005 (Attn:  Lawrence F. Landgraff, Esq.)

7.

The failure of any objecting person or entity to timely file its objection in accordance with the terms hereof shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Auction, the Sale, or the Debtors’ consummation and performance of the Stalking Horse PA (including the transfer of the Milacron Assets free and clear of all claims, liens and encumbrances, and the assumption and assignment of the Assumed Contracts and Leases) or any other purchase agreement of any Successful Bidder that is not the Stalking Horse Bidder, in each case, if authorized by the Court.

8.

Sale Hearing.  If no Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline pursuant to the terms and conditions of the Bid Procedures, the Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on June 26, 2009, at [__] a.m. in the United States Bankruptcy Court,

8

for the Southern District of Ohio, Cincinnati Divisional Office, 221 East Fourth Street, Atrium Two, Suite 800, Cincinnati, Ohio 45202, at which time the Court shall consider the Sale Motion.

9.

If at least one Qualified Bid (other than the Stalking Horse Bid) is received by the Debtors on or before the Initial Bid Deadline pursuant to the terms and conditions of the Bid Procedures:  (a) all Qualified Bidders shall have until 5:00 p.m. (Eastern Standard Time) on July 13, 2009, to deliver Qualified Bid Documents to the Debtors; (b) the Auction shall be conducted at the offices of Dinsmore and Shohl, LLP, 255 East Fifth Street, Suite 1900, Cincinnati, Ohio  45202 on July 17, 2009, at [__]; and (c) if (x) the Stalking Horse Bidder is the Successful Bidder, the Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on July 20, 2009 and (y) the Stalking Horse Bidder is not the Successful Bidder, the Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on July, 27, 2009, at [__] in the United States Bankruptcy Court, for the Southern District of Ohio, Cincinnati Divisional Office, 221 East Fourth Street, Atrium Two, Suite 800, Cincinnati, Ohio 45202, at which time the Court shall consider the Sale Motion and confirm the results of the Auction.

10.

The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court’s calendar.

11.

The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

12.

Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), this Order shall be effective upon entry.

IT IS SO ORDERED.

9

EXHIBIT 1

Bid Procedures

EXHIBIT 2

Sale Notice

EXHIBIT 3

Subsequent Sale Notice

EXHIBIT 4

Assumption and Cure Notice

EXHIBIT 5

Publication Notice

EXHIBIT 6

Post-Auction Assumption and Cure Notice

EXHIBIT C

[To be filed and served at least ten (10) days before the Bid Procedures Hearing]

EXHIBIT D

[To be filed and served at least ten (10) days before the Bid Procedures Hearing]

EXHIBIT E

[To be filed and served at least ten (10) days before the Bid Procedures Hearing]

EXHIBIT F

[To be filed and served at least ten (10) days before the Bid Procedures Hearing]